Exhibit 99.1

FCSTONE GROUP, INC. AND SUBSIDIARIES

Consolidated Financial Statements and Supplementary Information

August 31, 2009 and 2008

(With Independent Auditors’ Reports Thereon)

Report of Independent Registered Public Accounting Firm

The Board of Directors

International Assets Holding Corporation:

We have audited the accompanying consolidated statements of financial condition of FCStone Group, Inc. and subsidiaries as of August 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three year period ended August 31, 2009. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of FCStone Group, Inc. as of August 31, 2009 and 2008, and the results of its operations and its cash flows for each of the years in the three year period ended August 31, 2009 in conformity with U.S. generally accepted accounting principles.

As discussed in note 9 to the consolidated financial statements, in 2008, the Company adopted the measurement date provisions of Statement of Financial Accounting Standards (“SFAS”) No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R), and the recognition and disclosure provisions of SFAS No. 158 in 2007.

/s/ KPMG LLP

Kansas City, Missouri

November 30, 2009

FCSTONE GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition

August 31, 2009 and 2008

(In thousands, except share and per share amounts)

	August 31,
	2009	2008
Assets

Cash and cash equivalents	$14,567	73,646
Cash and securities segregated under federal and other regulations	17,623	261,539

Deposits and receivables from:
Exchange-clearing organizations	997,214	1,492,365
Broker-dealers and futures commission merchants	57,081	53,279
Counterparties	38,821	70,959

Receivables from customers, net of allowance for doubtful accounts of $117,301 in 2009 and $3,332 in 2008	26,640	19,603
Notes receivable from customers, net of allowance for doubtful accounts of $6,168 in 2009 and $250 in 2008	5,493	78,160
Interest and other receivables	13,776	5,809
Income tax receivable	43,863	—

Securities owned, at fair value	20,639	1,714
Open contracts receivable	174,360	308,016
Exchange memberships and stock	3,121	11,473
Deferred tax assets	25,954	11,519
Furniture, equipment, software, and improvements, net of accumulated depreciation of $5,700 in 2009 and $3,828 in 2008	7,397	7,267
Other assets	5,052	26,129

Total assets	$1,451,601	2,421,478

Liabilities and Stockholders’ Equity

Liabilities:
Payables to:
Customers - regulated	$911,192	1,570,903
Customers - unregulated	98,014	154,334
Exchange-clearing organizations and counterparties	2,594	3,300
Open contracts payable	169,581	297,926
Accounts payable	6,768	15,894
Accrued expenses	40,924	51,518
Notes payable and repurchase obligations	2,160	79,190
Subordinated debt	56,500	16,000

Total liabilities	1,287,733	2,189,065

Minority interest	6,459	4,855
Stockholders’ equity:
Preferred stock, no par value, authorized 20,000,000 at August 31, 2009 and 2008, respectively; none issued and outstanding at August 31, 2009 and 2008, respectively	—	—
Common stock, $0.0001 par value, authorized 100,000,000 and 40,000,000 at August 31, 2009 and 2008, respectively; issued and outstanding 27,930,188 and 27,911,127 shares at August 31, 2009 and 2008, respectively	108,057	108,016
Additional paid-in capital	13,208	10,777
Treasury stock	(2,185)	(2,185)
Accumulated other comprehensive loss	(8,428)	(1,632)
Retained earnings	46,757	112,582

Total stockholders’ equity	157,409	227,558

Commitments and contingencies (notes 13, 15 and 21)

Total liabilities and stockholders’ equity	$1,451,601	2,421,478

See accompanying notes to consolidated financial statements.

2

FCSTONE GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

Years ended August 31, 2009, 2008 and 2007

(In thousands, except per share amounts)

	2009	2008	2007

Revenues:
Commissions and clearing fees	$139,778	179,188	145,077
Service, consulting, and brokerage fees	54,391	97,700	47,679
Interest	24,316	48,294	42,957
Other	10,618	10,372	4,497
Sales of commodities	19,796	1,972	1,101,752

Total revenues	248,899	337,526	1,341,962

Costs and expenses:
Cost of commodities sold	19,642	1,069	1,084,205
Employee compensation and broker commissions	52,808	65,936	49,524
Pit brokerage and clearing fees	80,520	104,045	67,978
Introducing broker commissions	21,820	33,304	36,050
Employee benefits and payroll taxes	8,295	13,746	10,678
Interest	4,469	5,705	9,937
Depreciation and amortization	10,185	1,996	1,748
Provision for bad debts	119,897	1,998	1,632
Impairment loss on goodwill	1,888	—	—
Other expenses	41,687	31,585	25,983

Total costs and expenses	361,211	259,384	1,287,735

(Loss) income from continuing operations before income tax (benefit) expense and minority interest	(112,312)	78,142	54,227
Minority interest	(895)	(146)	639

(Loss) income from continuing operations before income tax (benefit) expense	(111,417)	78,288	53,588

Income tax (benefit) expense	(45,723)	30,867	20,000

Net (loss) income from continuing operations	(65,694)	47,421	33,588

Loss from discontinued operations, net of tax	(131)	(6,829)	(311)

Net (loss) income	$(65,825)	40,592	33,277

See accompanying notes to consolidated financial statements.

3

FCSTONE GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Equity and Comprehensive Income (Loss)

Years ended August 31, 2009, 2008 and 2007

(In thousands, except per share amount)

	Common stock	Additional paid-in capital	Treasury stock	Accumulated other comprehensive loss	Retained earnings	Maximum cash obligation related to ESOP shares	Total stockholders’ equity

Balance at August 31, 2006	$21,747	120	—	(1,955)	45,062	(6,079)	58,895
Net income	—	—	—	—	33,277	—	33,277
Unrealized holding gains arising during the period	—	—	—	1,478	—	—	1,478

Total comprehensive income							34,755

Pension adjustment, net of tax	—	—	—	(3,143)	—	—	(3,143)
Dividends paid ($0.28 per share)	—	—	—	—	(6,057)	—	(6,057)
Proceeds from initial public offering, net of costs	129,643	—	—	—	—	—	129,643
Payment for redemption of common stock	(48,496)	—	—	—	—	—	(48,496)
Proceeds from issuance of common stock	1,373	—	—	—	—	—	1,373
Stock compensation	—	620	—	—	—	—	620
Treasury stock acquired	—	375	(376)	—	—	—	(1)
Reclassification of shares held by ESOP	—	—	—	—	—	6,079	6,079

Balance at August 31, 2007	104,267	1,115	(376)	(3,620)	72,282	—	173,668

Effects of changing pension plan measurement date pursuant to SFAS No. 158, “Employers Accounting far Defined Benefit Pension and Other Postretirement Plans” (net of tax of $33 and $172, respectively)	—	—	—	56	(292)	—	(236)

Balance at August 31, 2007, as adjusted	104,267	1,115	(376)	(3,564)	71,990	—	173,432

Net income	—	—	—	—	40,592	—	40,592
Unrealized holding gains arising during the period	—	—	—	3,093	—	—	3,093
Less reclassification adjustment for gains included in net income	—	—	—	(1,478)	—	—	(1,478)
Pension adjustment, net of tax	—	—	—	317	—	—	317

Total comprehensive income							42,524
Proceeds from stock option exercises	3,749	—	—	—	—	—	3,749
Excess tax benefit on stock options exercised	—	8,382	—	—	—	—	8,382
Stock compensation expense	—	1,698	—	—	—	—	1,698
Treasury stock acquired	—	—	(1,809)	—	—	—	(1,809)
Effect of subsidiary’s equity transactions	—	(418)	—	—	—	—	(418)

Balance at August 31, 2008	108,016	10,777	(2,185)	(1,632)	112,582	—	227,558

Net loss	—	—	—	—	(65,825)	—	(65,825)
Unrealized holding gains arising during the period	—	—	—	—	—	—	—
Less reclassification adjustment for gains included in net loss				(2,946)			(2,946)
Pension adjustment, net of tax	—	—	—	(4,225)	—	—	(4,225)
Translation adjustment	—	—	—	375	—	—	375

Total comprehensive loss							(72,621)
Proceeds from stock option exercises	41	—	—	—	—	—	41
Excess tax benefit on stock options exercised	—	14	—	—	—	—	14
Stock compensation expense	—	2,592	—	—	—	—	2,592
Effect of subsidiary’s equity transactions	—	(175)	—	—	—	—	(175)

Balance at August 31, 2009	$108,057	13,208	(2,185)	(8,428)	46,757	—	157,409

See accompanying notes to consolidated financial statements.

4

FCSTONE GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended August 31, 2009, 2008 and 2007

(In thousands)

	2009	2008	2007

Cash flows from operating activities:
Net (loss) income	$(65,825)	40,592	33,277
Plus loss from discontinued operations	131	6,829	311

(Loss) income from continuing operations	(65,694)	47,421	33,588

Adjustments to reconcile (loss) income from continuing operations to net cash flows used in operating activities:
Provision for bad debts - commodity accounts	119,897	1,998	1,632
Depreciation and amortization	10,185	1,996	1,748
Impairment loss on goodwill and other assets	1,888	101	(55)
Gain on sale of FGDI membership units	(4,320)	—	(2,595)
Gain on sale and conversion of exchange memberships, stock and trading rights	(6,450)	(3,748)	(3,776)
Gain on sale of other assets	—	(930)	—
Stock compensation	2,592	1,698	620
Excess tax benefit of stock options	(14)	(8,382)	—
Deferred income taxes	(9,355)	7,197	(2,446)
Equity in earnings of affiliates, net of distributions	2,447	(2,533)	(294)
Minority interest	(895)	(146)	639
Change in operating assets and liabilities:
Change in cash and securities segregated under federal and other regulations and payables to customers-regulated, net	(416,747)	655,345	110,892
Change in deposits with and receivables from / payables to exchange-clearing organizations, broker-dealers and FCMs, net	492,537	(729,360)	(201,354)
Change in receivables from / payables to counterparties and payables to customers-unregulated, net	(24,182)	(14,308)	36,724
(Increase) decrease in receivables from customers	(120,942)	(4,713)	9,587
Change in open contracts receivable/payable, net	5,311	(10,465)	(21,878)
Decrease (increase) in interest and other receivables	1,533	(724)	7,388
(Increase) decrease in securities owned	(18,925)	3,437	4,729
Increase in income taxes receivable	(43,863)	—	—
Decrease (increase) in other assets	1,163	(3,443)	(3,774)
(Decrease) increase in trade accounts payable and advances	(8,789)	4,163	(14,152)
(Decrease) increase in accrued expenses	(17,333)	12,393	13,018

Net cash used in operating activities	(99,956)	(43,003)	(29,759)

Cash flows from investing activities:
Purchase of furniture, equipment, software and improvements	(2,570)	(4,425)	(2,847)
Proceeds from the sale of FGDI membership units, net of cash held by FGDI	—	—	3,934
Acquisition of equity investment	(200)	—	—
Cash paid for acquisitions, net	(2,257)	(7,000)	—
Purchase of marketable securities	—	—	(25,000)
Proceeds from collection on (issuance of) notes receivable, net	57,834	(39,366)	(27,342)
Purchase of exchange memberships and stock	(46)	—	(1,855)
Proceeds from the sale and conversion of exchange memberships, stock and trading rights	9,957	5,164	4,237
Proceeds from the sale of Chicago Climate Exchange carbon financial instruments	—	1,972	—
Purchase of Chicago Climate Exchange carbon financial instruments	—	(1,054)	—

Net cash provided by (used in) investing activities	62,718	(44,709)	(48,873)

5	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years ended August 31, 2009, 2008 and 2007

(In thousands)

	2009	2008	2007

Cash flows from financing activities:
(Payments on) proceeds from notes payable, net	$(63,189)	40,729	34,340
Proceeds from initial public offering, net of issuance and registration costs	—	—	129,643
Proceeds from issuance of common stock, net of registration costs	—	—	1,373
Proceeds from exercises of stock options	41	3,749	—
Proceeds from issuance of subsidiary stock, net of costs	2,325	4,583	—
Payment for redemption of common stock	—	—	(48,496)
Treasury stock acquired	—	(1,809)	—
Excess tax benefit of stock option exercises	14	8,382	—
Dividends paid	—	—	(6,057)
Payments under capital lease	—	—	(413)
Proceeds from subordinated debt	41,500	31,000	9,500
Payment of subordinated debt	(1,000)	(16,000)	(14,500)
Monies deposited in escrow	—	—	(54)
Monies released from escrow	—	—	3,623

Net cash (used in) provided by financing activities	(20,309)	70,634	108,959

Effect of exchange rates on cash and cash equivalents	375	—	—

Cash flows from discontinued operations:
Net cash provided by operating activities	(422)	2,382	—
Net cash used in investing activities	(1,485)	(1,711)	—

Net cash (used in) provided by discontinued operations	(1,907)	671	—

Net (decrease) increase in cash and cash equivalents – unrestricted	(59,079)	(16,407)	30,327

Cash and cash equivalents – at beginning of year	73,646	90,053	59,726

Cash and cash equivalents – at end of year	$14,567	73,646	90,053

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$2,369	6,164	10,196
Income taxes, net of refunds received	6,985	26,612	19,632

See accompanying notes to consolidated financial statements.

6

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND RELATED MATTERS

(a)	ORGANIZATION AND DESCRIPTION OF BUSINESS

The accompanying consolidated financial statements include the financial statements of FCStone Group, Inc. and its wholly-owned subsidiaries, FCStone, L.L.C. (FCStone); FCC Investments, Inc. (FCC Investments); FCStone Trading L.L.C. (FCStone Trading); FCC Futures, Inc.; FCStone Financial, Inc. (FCStone Financial); FCStone Forex LLC; FCStone Investments, Inc.; FCStone International, LLC; FCStone Merchant Services, LLC (FCStone Merchant Services); FCStone Carbon, LLC; FCStone Australia Pty, Ltd (FCStone Australia); FCStone Commodity Services (Europe) Ltd, as well as the majority owned Agora-X, LLC (collectively, the Company). The consolidated statements of operations also includes the statement of operations of minority-owned FGDI, L.L.C. (FGDI), for the nine month period ended May 31, 2007, the sale date (note 16), and the statement of operations of the former majority-owned Green Diesel, LLC (Green Diesel) from November 9, 2007 through October 7, 2008, the sale date (note 19). All significant intercompany balances and transactions have been eliminated in consolidation.

FCStone Group, Inc. has one class of common stock issued and outstanding. The common stock is held by public shareholders, directors, officers, employees and the FCStone Group, Inc. Employee Stock Ownership Plan. The Company also has one class of preferred stock authorized, however, no shares are issued or outstanding. FCStone Group, Inc. entered into an Agreement and Plan of Merger dated July 1, 2009, with International Assets Holding Corporation (International Assets) that was approved by the stockholders of the Company on September 25, 2009 and effective on September 30, 2009. See further discussion of the merger in note 26.

FCStone is a registered commodity futures commission merchant (FCM) with the Commodity Futures Trading Commission (CFTC) servicing customers primarily in grain, energy and food service-related businesses. FCC Investments is registered as a securities broker-dealer. FCStone Trading provides risk management consulting services, acts as a dealer in over-the-counter (OTC) derivative contracts on physical commodities, and operates a proprietary trading desk. FCC Futures, Inc. acts as a guaranteed introducing broker of FCStone and is registered with the National Futures Association. FCStone Financial enters into sale/repurchase agreements with grain companies for the purchase and sale of certain commodity inventories and also provides railcar freight logistic services to grain companies. FCStone Forex LLC provides OTC interbank currency dealing services to self-directed and professionally managed client accounts and also operates a proprietary trading desk. FCStone Investments, Inc. is registered as a commodity pool operator with the CFTC. FCStone International, LLC owns subsidiaries formed in Canada and Brazil. FCStone Merchant Services provides specialized financing through inventory repurchase arrangements, hedged commodity transactions and transactional commodity finance arrangements. FCStone Carbon, LLC is developing technological advancements in the renewable fuels industry and provides marketing of carbon and other emission credits generated by third parties. Agora-X, LLC is developing an electronic communication network for OTC transactions. FCStone Australia provides risk-management services to agribusiness organizations throughout Asia and Oceania.

Investments in entities in which the Company owns greater than 20% but less than 50% and exercises significant influence, but not control, are accounted for using the equity method of accounting. During fiscal 2009, the Company had a 25% ownership interest in FGDI, which was reported under the equity method until its disposition on August 31, 2009.

7	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

The Company’s consolidated financial statements have been prepared with the results of operations and cash flows of Green Diesel presented as discontinued operations. All historical statements have been restated to conform to this presentation. Additionally, plant assets related to Green Diesel were classified as held for sale and presented in other assets in the statement of financial condition at August 31, 2008. The Company’s membership interest in Green Diesel was sold on October 7, 2008. Refer to note 19—Discontinued Operations.

(b)	USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company reviews all significant estimates affecting the consolidated financial statements on a recurring basis and records the effect on any necessary adjustments prior to their issuance.

(c)	CASH AND CASH EQUIVALENTS

The Company considers cash held at banks and all highly liquid investments to be cash and cash equivalents. Cash equivalents include all money market accounts not deposited with or pledged to an exchange-clearing organization. It is FCStone’s practice to deposit a majority of its cash and cash equivalents that are not required to margin, guarantee and/or secure commodity futures transactions with an exchange-clearing organization. Money market funds not held at an exchange are stated at cost plus accrued interest, which approximates fair value, and totaled $6.2 million and $60.6 million at August 31, 2009 and 2008, respectively. The Company has an investment policy which limits the maximum amount placed in any one fund and with any one institution in order to attempt to minimize exposure to credit risk. The Company does not believe that it is exposed to significant risk on cash and cash equivalents.

(d)	CASH AND SECURITIES SEGREGATED UNDER FEDERAL AND OTHER REGULATIONS

Pursuant to requirements of the Commodity Exchange Act, funds deposited by customers relating to futures and options on futures in regulated commodities must be carried in separate accounts, which are designated as segregated customer accounts. The deposits in segregated customer accounts are not commingled with the funds of the Company. The Company enters into transactions involving purchases of securities under agreements to resell (reverse repurchase agreements) which are recorded at the amounts at which the securities were initially acquired. It is the policy of the Company to take possession of securities purchases under agreements to resell. At August 31, 2008, agreements to resell securities in the amount of $235.9 million with a three-day maturity were outstanding. There were no reverse repurchase agreements outstanding at August 31, 2009. At August 31, 2009 and 2008, cash and securities segregated under federal and other regulations consisted of cash held on deposit at banks and with money market funds of approximately $29 thousand and $2.5 million, respectively, and U.S. government securities and federal agency obligations of approximately $2.5 million and $13.7 million, respectively (see fair value measurements discussion in note 3).

8	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

(e)	DEPOSITS AND RECEIVABLES FROM EXCHANGE-CLEARING ORGANIZATIONS, BROKER-DEALERS AND FUTURES COMMISSION MERCHANTS AND COUNTERPARTIES AND PAYABLES TO EXCHANGE-CLEARING ORGANIZATIONS

As required by the regulations of the CFTC, customer funds received to margin, guarantee, and/or secure commodity futures transactions are segregated and accounted for separately from the general assets of the Company. Deposits with exchange-clearing organizations and broker-dealers and FCMs pertain primarily to deposits made to satisfy margin requirements on customer and proprietary open futures and options on futures positions and to satisfy the requirements set by clearing exchanges for clearing membership. At August 31, 2009 and 2008, the Company had cash and cash equivalents on deposit with or pledged to exchange-clearing organizations, broker-dealers and FCMs of $996.5 million and $1.6 billion, respectively.

These balances also include securities pledged by the Company on behalf of customers and customer-owned securities that are pledged. It is the Company’s practice to include customer-owned securities on its consolidated statement of financial condition as the rights to those securities have been transferred to the Company under the terms of the futures trading agreement. Securities pledged include U.S. Treasury bills and instruments backed by U.S. government agencies. Securities that are not customer-owned are adjusted to their fair value with an offsetting entry to interest income in the consolidated statement of operations. For customer-owned securities, the change in fair value is offset against the customer’s account with no impact on the consolidated statement of operations.

The securities, primarily U.S. Government obligations, held by FCStone as collateral or as margin on customer accounts have been deposited with exchange-clearing organizations, broker-dealers or other FCMs. The fair value of these securities were approximately $315.6 million and $2.1 billion at August 31, 2009 and 2008, respectively.

Management has considered guidance in Financial Accounting Standards Board (FASB) Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities-a replacement of FASB Statement No. 125 (SFAS 140) as it relates to securities pledged by customers to margin their accounts. Based on a review of the agreements with the customer, management believes that a legal basis exists to support that the transferor surrenders control over those assets if all of the following three conditions are met: (a) the transferred assets have been isolated from the transferor—put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership, (b) each transferee has the right to pledge or exchange the assets (or beneficial interests) it received, and no condition both constrains the transferee (or holder) from taking advantage of its right to pledge or exchange and provides more than a trivial benefit to the transferor and (c) The transferor does not maintain effective control over the transferred assets through either (1) an agreement that both entitles and obligates the transferor to repurchase or redeem them before their maturity or (2) the ability to unilaterally cause the holder to return specific assets, other than through a cleanup call. Under this guidance, the Company reflects the customer collateral assets and corresponding liabilities in the Company’s consolidated statement of financial condition.

In addition to margin funds, deposits with exchange-clearing organizations include guaranty deposits. Guaranty deposits are held by the clearing organization for use in potential default situations by one or more members of the clearing organization. Guaranty deposits may be applied to the Company’s obligations to the clearing organization, or to the clearing organization’s obligations to other clearing members or third parties. Deposits with and receivables from exchange-clearing organizations and broker-dealers and FCMs are reported gross, except where a right of offset exists.

9	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

The Company maintains customer omnibus and proprietary accounts with other FCMs, and the equity balances in those accounts along with any margin cash or securities deposited with the carrying broker are included in deposits and receivables from broker-dealers and FCMs.

The Company pledges margin deposit with various counterparties for over-the-counter derivative contracts, and the deposits are included in deposits and receivables from counterparties.

Receivables from and payable to exchange-clearing organizations primarily comprise amounts due from or due to exchange-clearing organizations for daily variation settlements on open futures and options on futures positions. The variation settlements due from or due to exchange-clearing organizations are settled in cash on the following business day.

(f)	RECEIVABLES FROM AND PAYABLES TO CUSTOMERS

Receivables from customers represent the total of net deficits in individual trading accounts carried by the Company. Receivables from customers arise from realized and unrealized trading losses on futures and options on futures and amounts due on cash and margin transactions. Customer deficit accounts are reported gross of customer accounts that contain net credit or positive balances, except where a right of offset exists.

Payables to customers represent the total of customer accounts with credit or positive balances. Customer accounts are used primarily in connection with commodity transactions and include gains and losses on open commodity trades as well as securities and other deposits made as required by the Company or the exchange-clearing organizations. Customer accounts with credit or positive balances are reported gross of customer deficit accounts, except where a right of offset exists. Payables to customers for regulated accounts are for transactions facilitated by FCStone, an FCM, with exchange-clearing organizations. Payables to customers for unregulated accounts are for transactions occurring in the over-the-counter market.

For regulatory purposes, certain customers, which would include persons who are affiliated with the Company or is a principal, such as an officer or director, and any person who is materially involved in the management of the Company, are identified as noncustomers. A noncustomer account may not be carried as a customer account due to an affiliation with the Company. In a liquidation event, amounts owed to noncustomers are paid in the same priority as amounts owed to general creditors of the Company. These accounts are also referred to as proprietary accounts. The amounts related to noncustomer accounts are included in payables to customers on the statement of financial condition.

The future collectibility of the receivables from customers can be impacted by the Company’s collection efforts, the financial stability of its customers, and the general economic climate in which it operates. The Company provides for an allowance for doubtful accounts based on a specific-identification basis. The Company evaluates accounts that it believes may become uncollectible through reviewing daily margin deficit reports, the historical daily aging of the receivables, and by monitoring the financial strength of its customers. The Company considers information such as the occurrence of significant changes in the customer’s financial position such that the customer can no longer pay the obligation, or that the

10	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

proceeds from collateral will not be sufficient to pay the balance. The Company may unilaterally close customer trading positions in certain circumstances. In addition, to evaluate customer margining and collateral requirements, customer positions are stress tested regularly and monitored for excessive concentration levels relative to the overall market size. See further discussion in note 2.

Receivables from customers, net of the allowance for doubtful accounts, represent both the secured and unsecured deficit balances due from customers related to margin requirements as of the balance sheet date. The secured amounts due are backed by U.S. Treasury bills and notes with a fair value of $3.2 million and $9.2 million at August 31, 2009 and 2008, respectively.

(g)	SECURITIES OWNED

Securities owned consist of U.S. Treasury bills and securities issued by federal agencies, corporate bonds and certificates of deposits with an average maturity of 13 months and 3 months at August 31, 2009 and 2008, respectively. These securities are recorded at their fair value in the statement of financial condition (see note 3). These securities are treated as trading securities with unrealized gains and losses included in earnings on the statement of operations.

(h)	DERIVATIVE FINANCIAL INSTRUMENTS—COMMODITIES

The Company accounts for derivative instruments in accordance with Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, (SFAS 133), as amended. SFAS 133 requires companies to recognize all derivative instruments as either assets or liabilities at fair value in the statement of financial condition. Gains and losses on the derivative instruments that are not designated as hedges must be adjusted to fair value through current earnings. The Company has not historically applied hedge accounting for proprietary derivative instruments for which the Company holds an interest. The Company acts as a principal and clearing and execution provider of derivative instruments and does not generally hold speculative positions or positions to hedge against activities outside of these services.

FCStone provides clearing and execution of exchange-traded futures and options for middle-market intermediaries, end-users, producers of commodities and institutional and professional traders. FCStone is a registered FCM, clearing on various exchanges. FCStone’s primary source of revenue is commissions and fees derived from executing and clearing orders for commodity futures contracts and options on behalf of its customers.

FCStone Trading brokers OTC option and commodity swap contracts between customers and external counterparties. The contracts are generally arranged on an offsetting basis, limiting the Company’s risk to performance of the two offsetting parties. The offsetting nature of the contracts essentially eliminates the effects of market fluctuations on the Company’s operating results. Due to the Company’s role as a principal participating in both sides of these contracts, the amounts are presented gross on the consolidated statements of financial condition at their respective fair values, net of offsetting assets and liabilities, as open contracts receivable/payable.

11	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

FCStone Forex brokers foreign exchange forwards, options and cash, or spot, transactions between customers and external counterparties. A portion of the contracts are arranged on an offsetting basis, limiting the Company’s risk to performance of the two offsetting parties. The offsetting nature of the contracts eliminates the effects of market fluctuations on the Company’s operating results. Due to the Company’s role as a principal participating in both sides of these contracts, the amounts are presented gross on the consolidated statements of financial condition at their respective fair values, net of offsetting assets and liabilities, as open contracts receivable/payable.

FCStone Trading and FCStone Forex also holds proprietary positions in the OTC and Forex lines of business. On a limited basis, the Company’s OTC and Forex trade desks will accept a customer transaction and will offset that transaction with a similar but not identical position on the exchange. These unmatched transactions are intended to be short-term in nature and are conducted to facilitate the most effective transaction for the Company’s customer. These forwards, options, swap and spot contracts are accounted for as free-standing derivatives and reported in the consolidated statements of financial condition at their fair values. The Company does not seek hedge accounting treatment for these derivatives, and accordingly, the changes in fair value during the period are recorded in operations as a component of service, consulting and brokerage fees (see note 4). Fair values are based on pricing models intended to approximate the amounts that would be received from or paid to a third party in settlement of the contracts. Factors taken into consideration include credit spreads, market liquidity concentrations, and funding and administrative costs incurred over the life of the instrument.

In applying FASB Interpretation No. 39, “Offsetting of Amounts Related to Certain Contracts” (FIN 39), the Company’s accounting policy is such that open contracts with the same customer are netted at the account level, in accordance with master netting arrangements in place with each party, as applicable. FASB Staff Position (FSP) FIN 39-1, “Amendment of FASB Interpretation No. 39” (FSP 39-1) amends paragraph 3 of FIN 39 to replace the terms conditional contracts and exchange contracts with the term derivative instruments as defined in SFAS 133. It also amends paragraph 10 of FIN 39 to permit a reporting entity to offset fair value amounts recognized for the right to reclaim cash collateral (a receivable) or the obligation to return cash collateral (a payable) against fair value amounts recognized for derivative instruments executed with the same counterparty under the same master netting arrangement that have been offset in accordance with that paragraph. In applying FSP 39-1, the Company’s accounting policy is such that rights to reclaim cash collateral or obligations to return cash collateral are netted against fair value amounts recognized for derivative instruments with the same customer in accordance with the master netting arrangements in place with each customer.

(i)	NOTES RECEIVABLE AND ADVANCES

FCStone Merchant Services accepts notes receivable under sale/repurchase agreements with customers whereby the customers sell certain commodity inventory to FCStone Merchant Services and agree to repurchase the commodity inventory from FCStone Merchant Services at a future date at either a fixed or floating rate. FCStone Merchant Services analogizes to guidance in SFAS No. 49, Accounting for Product Financing Arrangements, and accordingly, these transactions are treated as secured borrowings rather than commodity inventory in the Company’s consolidated financial statements. Additionally, no commodity sales and purchases are reported in the consolidated financial statements. At August 31, 2009 and 2008, FCStone Merchant Services had outstanding notes receivable of $2.7 million and $47.2 million, respectively related to this program. The Company has presented notes receivable, net of deferred revenue on the consolidated statement of financial condition.

12	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

Sale/repurchase transactions involving fixed rates accrue commodity financing fees on the outstanding notes’ balance on a daily basis using an applicable interest rate stipulated under the agreement. The customers bear the risk of changes in market price while under contract. During the first part of fiscal 2009, the customer was required to maintain a security account with FCStone to hedge the risk of changes in market price. During the last half of fiscal 2009, the Company maintained an account with FCStone to hedge its price risk on these agreements by using futures contracts. The fixed price notes are carried at their principal balance, which approximates fair value.

Sale/repurchase transactions involving floating rates include discounting the notes receivable and issuing proceeds to the customer net of the calculated financing income, which is recorded as a discount to notes receivable and amortized over the term of the agreement. The floating price notes are carried at the designated futures month market value of the underlying commodities at the balance sheet date, and any gains or losses are recognized in income, as a component of commodity financing income. As the floating price is matched on both sides of the transaction, there is no impact to the statement of operations.

FCStone Financial accepts notes receivable under sale/repurchase agreements with customers whereby the customers sell certain commodity inventory to them and agree to repurchase the commodity inventory from them at a fixed rate and by a future date. The customers bear the risk of changes in market price while under contract and are required to maintain a futures account with FCStone to hedge this risk. FCStone Financial accounts for these transactions as secured financing arrangements, and accordingly no commodity inventory or commodity sales and purchases are reported in the consolidated financial statements. At August 31, 2008, FCStone Financial had outstanding notes receivable of $27.2 million related to this program. During 2009, FCStone Financial discontinued offering this program to customers and has no outstanding notes receivable at August 31, 2009.

Accrual of commodity financing income on any note is discontinued when, in the opinion of management, there is reasonable doubt as to the timely collectability of interest or principal. Nonaccrual notes are returned to an accrual status when, in the opinion of management, the financial position of the borrower indicates there is no longer any reasonable doubt as to the timely payment of principal and interest. The Company records a charge against operations for notes receivable losses when management believes that collectibility of the principal is unlikely. The Company recorded no such write offs during fiscal 2009 and 2008, respectively.

(j)	EXCHANGE MEMBERSHIPS AND STOCK

FCStone is required to hold certain exchange membership seats and exchange common stock and pledge them for clearing purposes, in order to provide FCStone the right to process trades directly with the various exchanges. Exchange memberships include seats on the Chicago Board of Trade (CBOT), the Board of Trade of Kansas City, Missouri, Inc., the Minnesota Grain Exchange, the New York Mercantile Exchange (NYMEX), the COMEX Division of the New York Mercantile Exchange, the Chicago Mercantile Exchange Growth and Emerging Markets, and ICE Futures U.S. Exchange stocks include shares of CME Group, Inc. common stock and InterContinental Exchange, Inc. (ICE) common stock.

The exchange memberships and common stocks pledged for clearing purposes are recorded at cost, and evaluated periodically for impairment. The cost and fair market value for exchange memberships and common stock pledged for

13	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

clearing purposes were $3.1 million and $7.3 million at August 31, 2009, respectively, and $3.0 million and $6.5 million at August 31, 2008, respectively. There were no significant unrealized losses on the individual common stocks at August 31, 2009 and 2008, respectively. The fair value of exchange stock is determined by quoted market prices, and the fair value of exchange memberships is determined by recent sale transactions. Equity investments in exchange firms’ common stock not pledged for clearing purposes are classified as available-for-sale and recorded at fair value, with unrealized gains and losses recorded, net of taxes, in accumulated other comprehensive income (loss). During the year ended August 31, 2008, the Company classified certain exchange firms’ stock as available-for-sale securities in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities”, because they ceased being pledged for clearing purposes. The fair value of the exchange firms’ common stock not pledged for clearing purposes was $8.5 million, including unrealized gains of $4.9 million, net of taxes, included in accumulated other comprehensive income, at August 31, 2008. At August 31, 2009, all exchange common stock held by FCStone was pledged for clearing purposes.

During the years ended August 31, 2009, 2008, and 2007 realized gains on the sale and conversion of exchange common stock and trading rights were $6.5 million, $3.8 million, and $3.8 million, respectively. For purposes of determining realized gains, the cost of the shares sold is based on weighted-average cost. The sale of these shares was a result of the 2008 merger of the CME Group Inc (“CME”) and the NYMEX and the 2007 merger of the CBOT and Chicago Mercantile Exchange. The mergers reduced exchange firm requirements for clearing/equity members, resulting in the Company holding excess shares in the CME. These shares were no longer required for trading purposes.

(k)	FURNITURE, EQUIPMENT, SOFTWARE, AND IMPROVEMENTS

Furniture, equipment, software, and improvements are recorded at cost. Expenditures for maintenance, repairs, and minor replacements are charged to operations as incurred. Expenditures that increase the value or productive capacity of assets are capitalized. When furniture, equipment, software and improvements are retired, sold or otherwise disposed of, the asset’s carrying amount and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations.

14	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

The following is a summary of furniture, equipment, software and improvements, at cost less accumulated depreciation, at August 31:

	August 31
	2009	2008
	(in thousands)

Furniture and equipment	$8,526	7,434
Computer software	3,624	2,846
Leasehold improvements	947	815

	13,097	11,095
Less: accumulated depreciation	(5,700)	(3,828)

	$7,397	7,267

Depreciation expense is provided using the straight-line method over the estimated useful lives of the assets. Furniture, equipment, and software are depreciated over three to seven years. Computer software includes $1.9 million related to the development of an electronic communications network (“ECN”) for OTC commodity contracts. The ECN was placed into production during December 2008, and is being depreciated over a three year term. Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvement. Subsequent to August 31, 2009, the remaining value of furniture, equipment, software and leasehold improvements were written-off as a result of purchase accounting associated with the merger with International Assets (see note 26).

(l)	GOODWILL AND INTANGIBLE ASSETS

The Company had previously recorded goodwill and intangible assets resulting from previous business combinations. Goodwill was not amortized, but evaluated annually for impairment, as of August 31 (fiscal yearend) or when indicators of a potential impairment were indentified. The annual evaluation for impairment of goodwill is based on observable market data, including the Company’s market value and valuation models that incorporate internal projections of expected discounted future cash flows. Intangible assets with finite lives are amortized over the respective useful life, which is reevaluated on an annual basis, with any changes in estimated useful lives being accounted for over the revised remaining useful life. Amortizable intangible assets are reviewed for impairment when indicators are present, which may indicate the need to evaluate whether the value allocated to the intangible asset is recoverable. During the year ended August 31, 2009, due to uncertainty surrounding the global economy and stock price volatility generally, and volatility in the Company’s stock price in particular, the Company concluded specific triggering events had occurred. Additionally, the Company identified specific triggering events resulting from the losses discussed in note 2, qualifying as indicators of potential impairment of goodwill and intangible assets. The Company performed impairment tests, and as a result, recorded an impairment loss on goodwill of $1.9 million. In addition, intangible assets with a carrying value of $6.7 million were also considered to be fully impaired and accordingly the outstanding balance was recorded as an impairment loss and included in depreciation and amortization on the consolidated statement of operations during the year ended August 31, 2009 (see note 18). The fair value of the intangible assets was determined by estimating the value assigned to such assets relative to the implied price per share valuations of the Company’s common stock received from willing market participants, during efforts to raise additional capital.

15	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

(m)	OTHER ASSETS

Other assets at August 31, 2009 and 2008 is comprised primarily of equity investments, goodwill and intangible assets and prepaid assets. At August 31, 2008, other assets also included $3.7 million in assets held for sale related to Green Diesel’s biodiesel plant and $8.3 million in goodwill and intangible assets. Prepaid assets consist of advance payments made for services that will be charged to expense in future periods when services are received.

(n)	REPURCHASE OBLIGATION

During fiscal 2008 and a portion of fiscal 2009, FCStone Merchant Services entered into hedged commodity transactions with Standard Chartered Bank, London (SCBL) as part of its commodity inventory financing program with its customers. FCStone Merchant Services routinely enters into repurchase agreements with its customers and advances cash in exchange for commodities, evidenced by warehouse receipts that are approved by bank authorities. In conjunction with the hedged commodity transactions, FCStone Merchant Services exchanged the commodity receipts with SCBL for a cash advance. The terms of the hedged commodity transactions designated that FCStone Merchant Services had the right, but not the obligation, to repurchase, at a future date, the commodities from SCBL. In the event FCStone Merchant Services exercised its right, the repurchase price of the commodities was equal to the prevailing market futures price, agreed to at the inception of the transaction.

As FCStone Merchant Services is obligated to provide commodities back to its customer, as part of the offsetting repurchase agreement, it must either exercise its right to repurchase the commodities from SCBL or purchase similar commodities in the marketplace. As a result, FCStone Merchant Services recognized a liability based on the obligation to repurchase the commodities and valued this liability based on the specified benchmark futures contract price of the underlying commodities as of the balance sheet date. All realized and unrealized gains and losses were recorded in current earnings, as a component of commodity financing expense. FCStone Merchant Services has presented the repurchase obligation net of prepaid interest on the balance sheet. FCStone Merchant Services utilized futures contracts acquired through an account held with an affiliate, FCStone to attempt to minimize its exposure to price risk on these arrangements. Realized and unrealized gains and losses on futures contracts were recorded in current earnings as a component of commodity financing expense which offset changes in the repurchase obligation. During March 2009, FCStone Merchant Services’ repurchase obligation was extinguished by confirmation of the receipt of payment by SCBL from FCStone Merchant Services’ customer, to repurchase commodities. The payment by its customer relieved FCStone Merchant Services of its repurchase obligation to SCBL and paid in full their notes receivable to FCStone Merchant Services. Additionally, FCStone Merchant Services ceased participating in hedged commodity transactions with SCBL, and there was no outstanding repurchase obligation at August 31, 2009.

(o)	MINORITY INTERESTS

Minority interest in net assets and income reflected in the accompanying consolidated financial statements consisted of:

a) A 20% minority interest, from December 15, 2008, by NASDAQ OMX Group, Inc. (“NASDAQ”). On March 3, 2008, NASDAQ contributed cash of $5.0 million in exchange for preferred units in the Company’s subsidiary, Agora-X.

16	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

NASDAQ’s initial interest associated with the preferred units was a 13.33% minority ownership interest in Agora-X. On December 15, 2008, NASDAQ completed its initial $7.5 million equity investment, contributing an additional $2.5 million of cash consideration for an aggregate minority ownership interest of 20%.

SEC Staff Accounting Bulletin No. 51, Accounting for Sales of Stock by a Subsidiary (“SAB 51”), provides guidance on accounting for the effect of issuances on a subsidiary’s stock on the parent’s investment in that subsidiary. SAB 51 allows registrants to elect an accounting policy of recording such increases or decreases in a parent’s investment as either a gain or loss in the statement of operations or reflected as an equity transaction. However, based on a SEC Staff Speech at the “2002 Thirtieth Annual AICPA National Conference on Current SEC Developments,” if a class of security issued by a consolidated partnership has a preference in distribution or liquidation rights over any other class of equity security, the transaction is not subject to SAB 51, but instead is analogous to preferred stock. Accordingly, there would be no SAB 51 gain or loss on the transaction, and the parent should reflect the proceeds from issuance as minority interest in its consolidated financial statements. As further discussed in note 17, during December 2008 and March 2008, the Company recorded minority interest of $2.5 million and $5.0 million, respectively, as a result of the wholly-owned subsidiary Agora-X, LLC entering into a securities purchase agreement with The NASDAQ OMX Group with no amount recorded as gains or losses.

b) A 30% minority interest, from November 9, 2007, by an unaffiliated third party in Green Diesel. As a result of allocation of the impairment loss included in the loss from discontinued operations, the minority interest held by the unaffiliated third party was reduced to zero at August 31, 2008.

(p)	TREASURY STOCK

Treasury stock acquired during 2008 and 2007 was recorded at the cost to acquire shares, and maintained in a separate stockholders’ equity account as the Company had not yet made a decision as to the final disposition of acquired treasury stock.

(q)	COMPREHENSIVE INCOME (LOSS)

Comprehensive income (loss) consists of net earnings and other gains and losses affecting stockholders’ equity that, under U.S. GAAP, are excluded from net earnings. Other comprehensive income (loss) includes changes, net of taxes, in net actuarial losses from pension plans, changes in unrealized holding gains and losses on available-for-sale securities, and foreign currency translation adjustments. The Company’s other comprehensive income (loss) is summarized in note 12.

(r)	COMMISSION REVENUE AND CLEARING AND TRANSACTION FEES

Commissions on futures contracts are recognized on a half-turn basis in two equal parts. The first half is recognized when the contract is purchased (opened) and the second half is recognized when the transaction is closed. Commissions on option contracts are recognized upon the purchase or sale of the option, as the Company has no further obligations to provide service. If the Company is required to perform additional services when an option is exercised or closed, a separate commission can be charged and recognized at that date at the discretion of the Company. Commissions and fees are charged at various rates based on the type of account, the products traded, and the method of trade. Clearing and

17	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

transaction fees are charged to customers on a per exchange contract basis based on the trade date. Such fees are for clearing customers’ exchange trades and include fees charged to the Company by the various futures exchanges.

(s)	SERVICE, CONSULTING AND BROKERAGE FEES

Service, consulting and brokerage fees include brokerage fees and margins generated from OTC derivative trades executed with customers and other counterparties and are recognized when trades are executed. Service, consulting and brokerage fees also include risk management consulting fees which are billed and recognized as revenue on a monthly basis when risk management services are provided. Such agreements are generally for one year periods, but are cancelable by either party upon providing 30 days written notice to the other party and the amounts are not variable based on customer trading activities. Service, consulting and brokerage fees also include income from limited forms of proprietary trading. This trading involves taking short-term proprietary positions in derivatives and foreign currencies. These strategies involve relatively short-term exposure to the markets and are usually undertaken in conjunction with the use of derivative contracts, designed to mitigate the risk of customers through hedging strategies. Revenues generated from mark-to-market adjustments on these positions were $11.6 million, $14.4 million and $0.4 million in the years ended August 31, 2009, 2008 and 2007, respectively.

(t)	INTEREST INCOME

Interest, generated primarily from investments and customer inventory financing, is recognized on an accrual basis. Interest from investments is generated from securities purchased using customer funds deposited with the Company to satisfy margin requirements, net of interest returned to customers, and from securities acquired through internally-generated company funds. Interest also includes unrealized gains and losses on securities owned and those deposited with other parties.

18	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

(u)	OTHER REVENUE

Other revenue represents various ancillary revenue streams, including transportation-related income, profit-share arrangements and patronage income in the Company’s Financial Services segment, dividend income, income from equity investments and non-recurring items. Historically, income from non-recurring items have included gains on the sale of exchange stock and exchange seats, special dividends and litigation settlements. Other revenue for the years ended August 31, 2009, 2008 and 2007 consists of the following components:

	2009	2008	2007
	(amounts in thousands)

Equity investment gains (losses)(1)	$(1,491)	$3,105	$9
Gain on sale of exchange seats/stock	6,450	3,748	3,776
Loss on investments held at Sentinel Management Group, Inc.(2)	—	—	(5,593)
Gain on sale of FGDI membership units	4,320	—	2,595
Dividends and patronage	643	507	923
Transactional financing income	—	953	223
Transportation income	251	1,492	2,067
Other income	445	567	497

	$10,618	$10,372	$4,497

(1)	During 2009, the Company incurred a loss realized through an equity investment in FGDI of $1.7 million relating to a legal settlement by FGDI of a contractual dispute through litigation. As a minority investor, the Company did not have operational control of FGDI and did not have any direct involvement in the disputed commodity contracts, or the settlement proceedings. Effective August 31, 2009 the Company sold its remaining interest in FGDI, see note 16.
(2)	See further discussion in note 20.

(v)	SALE OF COMMODITIES/COST OF COMMODITIES SOLD

During fiscal 2009, sales of commodities represent revenue generated from the sale of corn and wheat, Renewable Identification Numbers (“RINs”) and Chicago Climate Exchange (“CCX”) carbon financial instruments (“CFIs”). During fiscal 2008, sales of commodities represent revenue generated from the sale of CFIs. The corn and wheat purchase and sale transactions were related to a specific inventory repurchase financing transaction within the Company’s Financial Services segment. The purchase and sale of RINs and CFIs are an ancillary activity and not part of the Company’s core operating model.

Sale of commodities and cost of commodities sold included in the consolidated statement of operations for the year ended August 31, 2007 related to FGDI were $1,077.9 million and $1,060.6 million, respectively. As a result of the Company’s sale of its controlling interest in FGDI, LLC (“FGDI”) on June 1, 2007, the Company no longer consolidated the assets, liabilities, revenues and expenses of FGDI. From June 1, 2007 through August 31, 2009, the remaining 25% equity interest in FGDI was recorded under the equity method, as a component of other revenues. Effective August 31, 2009, the remaining 25% equity interest was sold.

(w)	EMPLOYEE COMPENSATION AND BROKER COMMISSIONS

Employee compensation and broker commissions consists of salaries, incentive compensation and commissions. The Company classifies employees as either risk management consultants or salaried and support personnel, which includes its executive officers. The most significant component of the Company’s compensation expense is the employment of the risk management consultants, who are paid commissions based on the revenues that their customer portfolios generate. The Company accrues commission expense on a trade date basis, as the customer transaction is executed.

19	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

(x)	PIT BROKERAGE AND CLEARING FEES

Pit brokerage and clearing fees include expenses for exchange-traded futures and options clearing and settlement services, including fees the Company pays to the exchanges and the floor pit brokers. These fees are based on transaction volume, and recorded as expense on the trade date. Clearing fees are passed on to the Company’s customers and presented gross in the consolidated statements of operations under the FIN 39, as there is no right of off-set.

(y)	INTRODUCING BROKER COMMISSIONS

Introducing broker commissions include commissions paid to non-employee third parties that have introduced customers to the Company. Introducing brokers are individuals or organizations that maintain relationships with customers and accept futures and options orders from those customers. The Company directly provides all account, transaction and margining services to introducing brokers, including accepting money, securities and property from the customers. The commissions are determined monthly.

(z)	SHARE-BASED COMPENSATION

Share-based compensation is accounted for in accordance with SFAS No. 123R, Share-Based Payment (SFAS 123R). Under SFAS 123R, the Company estimates the fair value of stock options granted using the Black-Scholes option-pricing model and a single option award approach. Share-based compensation based on this fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is the vesting period. This model also utilizes the fair value of common stock and requires that, at the date of grant, the Company use the expected term of the stock-based award, the expected volatility of the price of its common stock, the risk free interest rate and the expected dividend yield of its common stock to determine the estimated fair value. The Company determined the amount of share-based compensation expense in the year ended August 31, 2009, based on awards that are ultimately expected to vest. SFAS 123R requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The Company has not made a provision for forfeitures as it does not anticipate any awards will expire unexercised and has no historical experience to the contrary.

Subsequent to August 31, 2009, the Company completed a merger transaction (see note 26). As a result of the merger transaction, a change of control provision in the FCStone Group, Inc. 2006 Equity Incentive Plan (“the Plan”) required the acceleration of the vesting period, for all unvested awards, to the effective date of the merger. Accordingly, in fiscal year 2010 the Company will recognize the remaining compensation expense of $2.3 million related to previously nonvested share-based compensation arrangements granted under the Plan.

(aa)	RESEARCH AND DEVELOPMENT COSTS

During fiscal 2009 and 2008, the Company incurred expenditures for research activities conducted through FCStone Carbon relating to technological product development and improvement in the renewable fuels industry. Generally, all research and development costs are charged to expense as incurred. In 2008, the Company determined that a portion of the

20	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

costs of certain materials and equipment constructed for research have alternative future uses, and were capitalized and depreciated over their estimated useful life, of five years. During 2009, research activities were suspended and the remaining net book value of the materials and equipment constructed for research were expensed in the consolidated statement of operations. Depreciation expense related to such capitalized costs are included in other expenses in the consolidated statement of operations. During the years ended August 31, 2009 and 2008, total research and development costs charged to expense were $1.4 million and $0.6 million, respectively. There were no research and development costs in the year ended August 31, 2007.

(bb)	INCOME TAXES

The Company files consolidated federal and state income tax returns. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. Valuation allowances will be recorded to reduce deferred tax assets when it is more likely than not that a tax benefit, or a portion thereof, will not be realized.

For the Company’s equity investments, taxable income or loss is allocated to the Company in accordance with its respective percentage of ownership.

Effective September 1, 2007, the Company adopted FASB Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, Accounting for Income Taxes (SFAS 109). FIN 48 clarifies the accounting for uncertainty in income taxes in an enterprise’s financial statements in accordance with SFAS 109. FIN 48 requires a recognition threshold and measurement factor for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The application of FIN 48 did not impact the consolidated financial statements. The Company recognizes potential interest and penalties related to unrecognized tax benefits within its operations in income tax expense.

(cc)	RECENTLY ISSUED ACCOUNTING STANDARDS

Recently Adopted Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157 (SFAS 157), Fair Value Measurement, which defines “fair value” as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Also, SFAS 157 establishes a fair value hierarchy that prioritizes the information used in arriving at a fair value estimate and determining the disclosure requirement. The Company adopted SFAS 157 on September 1, 2008, the beginning of the 2009 fiscal year. The provisions of SFAS 157 are to be applied prospectively. Accordingly, there are no cumulative effect adjustments to be made to opening balances of retained earnings. Note 3 provides the information required by SFAS 157 relating to the Company’s financial assets and liabilities that are reported at fair value.

21	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

In February 2007, the FASB issued SFAS No. 159 (SFAS 159), The Fair Value Option for Financial Assets and Financial Liabilities—Including an Amendment of FASB Statement No. 115, which permits entities to choose to measure many financial instruments and certain other items at fair value. The Company adopted SFAS 159 as of September 1, 2008 and has not applied the fair value option to any additional categories of financial assets and liabilities as a result of the adoption of this standard.

In April 2009, the FASB issued FSP SFAS 115-2 and SFAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments, (FSP SFAS 115-2 and SFAS 124-2) FSP SFAS 115-2 and SFAS 124-2 modify the requirements for recognizing other-than-temporarily impaired debt securities and revise the existing impairment model for such securities by modifying the current intent and ability indicator in determining whether a debt security is other-than-temporarily impaired. The Company adopted the FSP SFAS 115-2 and SFAS 124-2 during fiscal year 2009. The adoption of FSP SFAS 115-2 and SFAS 124-2 did not affect the Company’s financial condition, results of operations or cash flows.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133 (SFAS 161). SFAS 161 amends and expands the disclosure requirements of SFAS 133 with the intent to provide users of financial statements with an enhanced understanding of: (i) how and why an entity uses derivative instruments; (ii) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations; and (iii) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. The Company adopted the disclosure requirements of this statement for the year ended August 31, 2009. The provisions of SFAS 161 are to be applied prospectively. Accordingly, there are no cumulative effect adjustments to be made to opening balances of retained earnings. Note 4 provides the information required by SFAS 161 relating to the Company’s derivative assets and liabilities.

In May 2009, the FASB issued SFAS No. 165 Subsequent Events (SFAS 165). SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 sets forth (1) The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (2) The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (3) The disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The Company adopted SFAS 165 effective for the fiscal year ended August 31, 2009 and have revised the disclosures to include the date through which subsequent events have been evaluated. There was no impact on the Company’s financial statements from the implementation of SFAS 165.

Recent Accounting Pronouncements Not Yet Adopted

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (SFAS 141R), which replaces SFAS No. 141, Business Combinations. SFAS 141R significantly changes the accounting for business combinations in a number of areas including the treatment of contingent consideration, preacquisition contingencies, transaction costs, in-process research and development and restructuring costs. SFAS 141R establishes principles and requirements for how an acquirer in a business combination recognizes and measures in its financial statements the identifiable assets acquired,

22	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

the liabilities assumed, and any controlling interest; recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase; and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141R is to be applied prospectively to business combinations for which the acquisition date is on or after an entity’s fiscal year that begins after December 15, 2008. The Company will adopt this standard on September 1, 2009 and will change the accounting treatment for business combinations on a prospective basis for business combinations completed on or after that date.

In April 2009, the FASB issued FSP SFAS No. 141R-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies (FSP 141R-1). FSP 141R-1 amends the provisions in SFAS 141R for the initial recognition and measurement, subsequent measurement and accounting, and disclosures for assets and liabilities arising from contingencies in business combinations. FSP 141R-1 eliminates the distinction between contractual and non-contractual contingencies, including the initial recognition and measurement criteria in SFAS 141R and instead carries forward most of the provisions in SFAS 141 for acquired contingencies. FSP 141-R is effective for assets or liabilities from contingencies in business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company will adopt this standard on September 1, 2009 and will change the accounting treatment for business combinations on a prospective basis for business combinations completed on or after that date.

In December 2007, FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment to ARB No. 51 (SFAS 160). The new consolidation method under SFAS 160 changes the accounting for transactions with minority interest holders. SFAS 160 establishes accounting and reporting standards that require the ownership interest in subsidiaries held by parties other than the parent be clearly identified and presented in the balance sheets within equity, but separate from the parent’s equity; the amount of net income attributable to the parent and the non-controlling interest be clearly identified and presented on the face of the statement of earnings; and changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently. This statement is effective for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. The Company will adopt this standard on September 1, 2009 and will change the accounting treatment for noncontrolling interests on a prospective basis.

In February 2008, the FASB issued FSP FAS 157-2, Effective Date of FASB Statement No. 157 (FSP FAS 157-2). FSP FAS 157-2 deferred the effective date of SFAS 157 for nonfinancial assets and liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis, until fiscal years beginning after November 15, 2008. As a result of FSP FAS 157-2, the Company will adopt SFAS 157 for its nonfinancial assets and liabilities beginning in fiscal year 2010. The Company is currently evaluating the potential impact that the adoption of SFAS 157 for its nonfinancial assets and liabilities will have on its financial statements.

In June 2009, the FASB issued SFAS No. 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140 (SFAS 166). SFAS 166 improves the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a

23	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement, if any, in transferred financial assets. SFAS 166 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period and for interim and annual reporting periods thereafter. The Company is evaluating the impact the adoption of SFAS 166 will have on its financial statements.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R) (SFAS 167). SFAS 167 improves financial reporting by enterprises involved with variable interest entities and to address (1) the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, as a result of the elimination of the qualifying special-purpose entity concept in SFAS 166 and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provide timely and useful information about an enterprise’s involvement in a variable interest entity. SFAS 167 is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. The Company is evaluating the impact the adoption of SFAS 167 will have on its financial statements.

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162 (SFAS 168). The FASB Accounting Standards Codification (Codification) will be the single source of authoritative nongovernmental GAAP. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. SFAS 168 is effective for interim and annual periods ending after September 15, 2009. All existing accounting standards are superseded as described in SFAS 168. All other accounting literature not included in the Codification is nonauthoritative. The Codification did not have a significant impact on the Company’s financial statements.

In August 2009, the FASB issued ASU No. 2009-05, Measuring Liabilities at Fair Value. This update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: (1) a valuation technique that uses (a) the quoted price of the identical liability when traded as an asset or (b) quoted prices for similar liabilities or similar liabilities when traded as assets and (2) another valuation technique that is consistent with the principles of Fair Value Measurements and Disclosures (Topic 820) such as an income or a market approach. The objective of this update is to reduce the potential ambiguity in financial reporting when measuring the fair value of liabilities. The guidance provided in this update is effective for the first reporting period (including interim periods) beginning after issuance. The adoption of ASU No. 2009-05 on September 1, 2009, did not have a significant affect on the Company’s financial condition, results of operations or cash flows.

(dd)	RECLASSIFICATIONS

In the current year, the Company has revised certain financial statement line captions in the statement of financial condition. Assets previously reflected in commodity deposits and receivables from exchange and clearing organizations and proprietary commodity accounts are now presented separately as deposits and receivables from either

24	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

exchange-clearing organizations, broker-dealers and FCMs or counterparties. Additionally, securities segregated under federal and other regulations held at banks have been shown separately from securities owned. Finally, payables to customers – unregulated have been shown separately from accounts payable. For comparative purposes, certain amounts in the prior year have been reclassified to conform to current year presentation.

(ee)	SUBSEQUENT EVENTS

The Company has adopted SFAS 165 effective for the year ended August 31, 2009. Management has evaluated events and transactions through November 30, 2009, the date the consolidated financial statements were issued, for potential recognition or disclosure herein and has determined that no additional disclosures are required.

(2)	RECEIVABLES FROM CUSTOMERS AND PROVISION FOR BAD DEBTS

For the year ended August 31, 2009, the Company recorded a charge to earnings of $111.5 million, to increase the allowance for doubtful accounts for losses incurred, net of expected recoveries of $16.0 million, resulting from a single energy trading customer deficit account. On March 12, 2009, the Company transferred to a third party substantially all of the derivative financial positions and remaining liability related to the energy trading customer account which had experienced the losses. The transfer of the positions eliminated all material future exposure to additional losses resulting from the account.

The Company has included the deficit amount of $96.5 million and a $31.0 million cost of sale premium incurred to transfer primarily all of the account positions and remaining liability to the third party, net of the expected recoveries, in its determination of the allowance. The account was introduced through an introducing broker relationship, with that broker contractually responsible for fifty percent of all account deficits as determined in accordance with the terms of the agreement. The Company has entered into notes receivable with the customer and the introducing broker. The note from the introducing broker is secured by the introducing brokers’ future revenue stream, which comprises commissions collected by the Company, and for which the Company controls disbursement. The Company is uncertain as to the full collectibility of the contractual amount from the introducing broker and customer. No assurances can be given as to the amount and timing of recovery that may be obtained under the promissory notes and profit sharing arrangement. The Company’s provision for doubtful accounts includes expected recoveries of $16.0 million on these promissory notes.

Additionally, during 2009 the Commodity and Risk Management Services (C&RM) segment experienced customer account losses primarily related to a specific renewable fuels account and a specific foreign exchange account. The Company has increased its provision for doubtful accounts for the specific accounts through a charge to earnings in the amounts of $2.0 million and $3.5 million, respectively. The Company has obtained signed promissory note agreements with the renewable fuels and foreign exchange account customers, however the Company is uncertain as to the likelihood of its ability to collect the balances and has reserved for these deficits receivable in full, less $1.3 million covered by trade credit insurance.

During fiscal 2008, the Company recorded bad debt expense of $2.0 million, comprised primarily of an increase to the allowance for doubtful accounts, net of recoveries, of $0.8 million, and direct write-offs of $1.2 million resulting primarily

25	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

from customer deficit accounts in the C&RM and Clearing and Execution Services segments. Certain customer account deficits related to unprecedented synthetic settlement pricing in the cotton market occurred in early March 2008, as customers were unable to meet the margin calls to the Company in the amounts as required by the exchange.

In fiscal 2007, the Company recorded bad debt expense of $1.6 million, primarily due to the inability of a commodity pool limited partnership, for which a subsidiary of the Company acted as a general partner and commodity pool operator, to meet a margin call from assets of the pool. The resulting liquidation of the pool positions under continuing adverse market conditions resulted in a charge of $1.3 million, however, $1.1 million was recovered in fiscal 2008.

The following is a summary of the allowance for doubtful accounts for the years ended August 31, 2009 and 2008:

	August 31,
	2009	2008
	(amounts in thousands)

Balance, beginning of year	$3,582	$2,900
Provision for bad debts	119,902	1,998
Deductions:
Charge-offs	(9)	(531)
Recoveries	(6)	(785)

Balance, end of year	$123,469	$3,582

(3)	Fair Value of Financial Instruments

On September 1, 2008, the Company adopted the provisions of SFAS 157 for all financial instruments that are required to be reported at fair value. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). A market is active if there are sufficient transactions on an ongoing basis to provide current pricing information for the asset or liability, pricing information is released publicly, and price quotations do not vary substantially either over time or among market makers. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from sources independent of the reporting entity. SFAS 157 requires the Company to consider counterparty credit risk of all parties to outstanding derivative instruments that would be considered by a market participant in the transfer or settlement of such contracts (exit price). The Company’s exposure to credit risk on derivative financial instruments relates to the portfolio of OTC derivative contracts as all exchange-traded contracts held can be settled on an active market with the credit guarantee by the respective exchange. The Company requires each counterparty to deposit margin collateral for all OTC instruments and is also required to deposit margin collateral with counterparties. The Company has assessed the nature of these deposits and used its discretion to adjust each based on the underlying credit considerations for the counterparty and determined that the collateral deposits minimize the exposure to counterparty credit risk in the evaluation of the fair value of OTC instruments as determined by a market participant.

26	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

In accordance with FSP 157-2, the Company elected to defer application of SFAS 157 to nonfinancial assets and liabilities that are not recognized or disclosed at fair value in the financial statements on a recurring basis until September 1, 2009.

The majority of financial instruments on the statement of financial condition are reported at fair value. Cash and cash equivalents are reported at the balance held at financial institutions. Deposits with and receivables from exchange-clearing organizations and broker-dealers and FCMs and payables to customers, noncustomers and exchange-clearing organizations include the value of cash collateral as well as the value of money market funds and other pledged investments, primarily U.S. Treasury bills and securities issued by federal agencies. These balances also include the fair value of futures and options on futures determined by prices on the applicable exchange. The fair value of exchange common stock is determined by quoted market prices, and the fair value of exchange memberships is determined by recent sale transactions. Notes payable and subordinated debt carry variable rates of interest and thus approximate fair value.

The fair value estimates presented herein are based on pertinent information available to management as of August 31, 2009. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and current estimates of fair value may differ significantly from the amounts presented herein.

Cash equivalents, securities and derivative financial instruments are carried at fair value and are classified and disclosed in the following categories:

Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. Level 1 consists of financial instruments whose fair values are estimated using quoted market prices. Included in Level 1 are money market funds, corporate bonds, as well as futures and options on futures contracts traded on national exchanges and over-the-counter (“OTC”) swaps and options contracts using quoted prices from national exchanges in which the Company executes transactions for customer and proprietary accounts.

Level 2 – Quoted prices for identical or similar assets or liabilities in markets that are less active, that is, markets in which there are few transactions for the asset or liability that are observable for substantially the full term. Included in Level 2 are those financial instruments for which fair values are estimated using models or other valuation methodologies. These models are primarily industry-standard models that consider various observable inputs, including time value, yield curve, volatility factors, observable current market and contractual prices for the underlying financial instruments, as well as other relevant economic measures. Financial instruments in this category include U.S. government securities and federal agency obligations, certificates of deposits and OTC forwards, swaps, and options.

Level 3 – Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e., supported by little or no market activity). Level 3 comprises financial instruments whose fair value is estimated based on internally developed models or methodologies utilizing significant inputs that are not readily observable from objective sources. As of August 31, 2009, the Company did not have any Level 3 financial instruments.

27	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

The following table summarizes the Company’s financial assets and liabilities as of August 31, 2009, by level within the fair value hierarchy:

(amounts in thousands)	Level 1	Level 2	Level 3	Total as of August 31, 2009

Assets

Unrestricted cash equivalents -
Money market funds	$6,180	$—	$—	$6,180

Cash equivalents and securities segregated under federal and other regulations:
Money market funds	$29	$—	$—	$29
U.S. government securities and federal agency obligations	—	2,457	—	2,457

Total cash equivalents and securities segregated under federal and other regulations	$29	$2,457	$—	$2,486

Deposits with and receivables from exchange clearing orgs (1):
Money market funds	$942,562	$—	$—	$942,562
U.S. government securities and federal agency obligations	—	315,640	—	315,640
Options on futures	(295,448)	—	—	(295,448)

Total deposits with and receivables from exchange clearing orgs	$647,114	$315,640	$—	$962,754

Deposits with and receivables from broker-dealers and FCMs (1) -
Over-the-counter forwards and options	$—	$18,910	$—	$18,910

Securities owned (2):
U.S. government securities and federal agency obligations	$—	$5,244	$—	$5,244
Corporate bonds	5,120	—	—	5,120
Certificates of deposit	—	10,000	—	10,000

Total securities owned, at fair value	$5,120	$15,244	$—	$20,364

Open contracts receivable -
Other OTC derivative instruments	$57,100	$117,260	$—	$174,360

Total assets at fair value	$715,543	$469,511	$—	$1,185,054

Open contracts payable -
Other OTC derivative instruments	$51,606	$117,975	$—	$169,581

Total liabilities at fair value	$51,606	$117,975	$—	$169,581

28	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

(1)	The Company excludes cash collateral deposits, net equity balances with broker-dealers and FCMs and exchange settlements from the fair value of deposits with and receivables from exchange clearing organizations, broker-dealers and FCMs.
(2)	The Company excludes U.S government securities classified as held-to-maturity, of $0.3 million, from the fair value of securities owned.

The unrealized gains and losses relating to assets or liabilities still held at the end of the period are reported in service, consulting and brokerage fees in the consolidated statements of operations. As it relates to OTC derivative instruments, the Company generally maintains a matched book, which means positions with customers are generally offset with opposite transactions with other dealers or counterparties. The contracts are recorded at fair value, with the changes recorded in earnings, however, the offsetting nature of the contracts eliminates the effects of market fluctuations on the Company’s operating results.

(4)	Derivative Instruments and Hedging Activities

The following table presents the fair value of the Company’s derivative instruments and location on the consolidated statements of financial condition.

29	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

	Derivative Assets		Derivative Liabilities
Derivatives Not Designated as Hedging Instruments (1) (amounts in thousands)	Statement of Financial Condition Location	Fair Value August 31, 2009	Statement of Financial Condition Location	Fair Value August 31, 2009
Exchange-traded commodity contracts	(2)	$4,595,589	(2)	$4,504,939
OTC commodity contracts	(3)	359,750	(3)	354,971
Exchange-traded foreign exchange contracts	(2)	27,495	(2)	30,475
OTC foreign exchange contracts	(2)	531,144	(2)	512,234
Equity contracts	(2)	37,742	(2)	18,177
Interest rate contracts	(2)	14,441	(2)	7,644

Total Derivatives		$5,566,161		$5,428,440

		Fair Value August 31, 2008		Fair Value August 31, 2008
Exchange-traded commodity contracts	(2)	$13,955,845	(2)	$15,995,552
OTC commodity contracts	(4)	952,226	(4)	951,747
Exchange-traded foreign exchange contracts	(2)	831,944	(2)	894,457
OTC foreign exchange contracts	(4)	2,350,193	(4)	2,300,322
Equity contracts	(2)	219,274	(2)	165,027
Interest rate contracts	(2)	394	(2)	363

Total Derivatives		$18,309,876		$20,307,468

(1)	As of August 31, 2009 and 2008, the Company’s derivative contract volume for open positions was approximately 3.2 million and 9.5 million contracts, respectively. The Company applies FIN 39 for financial statement presentation purposes such that open contracts with the same customer or counterparty are netted at the individual customer account level, in accordance with master netting agreements in place with each party.
(2)	The fair value of derivative assets and liabilities are included in deposits and receivables from exchange-clearing organizations, broker-dealers and FCMs on the consolidated statements of financial condition. In accordance with agreements with counterparties, the Company is allowed to periodically take advances against its open trade fair value.
(3)	As of August 31, 2009, OTC commodity contracts presented in open contracts receivable of $174 million included gross derivative asset contracts of $360 million, net of gross derivative liability contracts of $46 million. As of August 31, 2009, OTC commodity contracts presented in open contracts payable of $170 million included gross derivative liability contracts of $355 million, net of gross derivative asset contracts $139 million.

30	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

(4)	As of August 31, 2008, OTC commodity contracts presented in open contracts receivable of $308 million includes gross derivative asset contracts of $3.3 billion. As of August 31, 2008, OTC commodity contracts presented in open contracts payable of $298 million includes gross derivative liability contracts of $3.3 billion, net of gross derivative asset contracts $3.0 billion.

See notes 3 and 24 for additional information about the fair value of financial instruments held, and the Company’s exposure to credit risk on derivative instruments.

The following table presents the impact of derivative instruments on the consolidated statements of operations. The Company did not designate any derivatives as hedging instruments for the years ended August 31, 2009 and 2008, respectively.

	Amount of Gain (Loss) Recognized in Income on Derivatives.
Derivatives Not Designated as Hedging Instruments (1) (amounts in thousands)	Location of Gain (Loss) in Income on Derivatives	Year Ended August 31, 2009	Year Ended August 31, 2008
OTC commodity contracts	(1)	$(2,173)	$8,329
OTC foreign exchange contracts	(1)	13,813	6,030

Total		$11,640	$14,359

(1)	Gain (loss) recognized in income on derivatives are included in revenues within service, consulting and brokerage fees on the consolidated statements of operations.

(5)	STOCKHOLDERS EQUITY

On July 15, 2008, the Company’s board of directors authorized a stock repurchase program, permitting the purchase of up to $20.0 million of its common stock outstanding at that time. The Company purchased 100,000 shares under the program at an average price of $17.97 per share and had authorization to purchase an additional $18.2 million of the Company’s common stock. Such common shares, unless cancelled, may be reissued for a variety of purposes including future acquisitions, satisfaction of long-term incentive stock awards, or other uses as deemed appropriate. The stock repurchase program expired on October 13, 2008.

For the years ended August 31, 2009 and 2008, the Company issued 7,500 and 594,884, respectively, of its common shares associated with the exercise of stock options for which it received proceeds of approximately $41 thousand and $3.7 million, respectively

(6)	SEGREGATED REQUIREMENTS

Pursuant to the requirements of the Commodity Exchange Act, funds deposited by customers of FCStone relating to futures and options on futures in regulated commodities must be carried in separate accounts which are designated as segregated customers’ accounts. Certain amounts in the accompanying table reflect reclassifications and eliminations

31	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

required for regulatory filing and as a result, may differ from those presented in the accompanying consolidated statements of financial position. Funds deposited by customers and other assets, which have been aggregated as belonging to the commodity customers at August 31, 2009 and 2008, are as follows (in thousands):

	2009	2008
	(in thousands)

Cash, at banks – segregated	$8,162	$(1,162)
Securities – customer segregated	15,245	240,859
Securities held for customers in lieu of cash, at banks	2,459	13,665
Deposits with and receivables from:
Exchange-clearing organizations, including securities, net of omnibus eliminations	897,182	1,269,935
Other futures commission merchants	394	391
Securities held for customers in lieu of cash	4,229	4,406

Total customer-segregated funds	927,671	1,528,094

Amount required to be segregated	888,168	1,461,171

Excess funds in segregation	$39,503	$66,923

Funds deposited by customers and other assets, which are held in separate accounts for customers trading foreign futures and foreign options customers, at August 31, 2009 and 2008 are as follows (in thousands):

	2009	2008
	(in thousands)

Cash – secured	$3,728	$1,166
Equities with registered futures commissions merchants	8,698	1,777
Amounts held by members of foreign boards of trade	1,954	22,338

	14,380	25,281

Amount required to be segregated	8,542	13,458

Excess funds in segregation	$5,838	$11,823

(7)	ADJUSTED NET CAPITAL REQUIREMENTS

Pursuant to the rules, regulations, and requirements of the CFTC and other regulatory agencies, FCStone is required to maintain certain minimum net capital as defined in such rules, regulations, and requirements. Net capital and the related net capital requirement may fluctuate on a daily basis. FCStone’s adjusted net capital and minimum net capital requirement at August 31, 2009 and 2008 were as follows:

	2009	2008
	(in thousands)
Adjusted net capital	$63,248	$95,777
Minimum net capital requirement	36,391	67,714

Excess net capital	$26,857	$28,063

32	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

FCC Investments, Inc. is required to maintain certain net capital as defined by the Securities and Exchange Commission. At August 31, 2009 and 2008, FCC Investments, Inc. net capital was $379,156 and $609,278, respectively. The minimum net capital requirement was $250,000 at August 31, 2009 and 2008, respectively.

(8)	INCOME TAXES

Income tax (benefit) expense for the years ended August 31, 2009, 2008 and 2007 as follows:

	2009	2008	2007
	(amounts in thousands)
Income tax (benefit) expense attributable to (loss) income from continuing operations	$(45,723)	$30,867	$20,000
Income tax benefit attributable to loss from discontinued operations	(87)	(4,551)	—
Taxes allocated to stockholders’ equity, related to compensation expense recognized for tax purposes in excess of amounts recognized for financial reporting purposes	(14)	(8,382)	—
Taxes allocated to stockholders’ equity, related to unrealized gains on available-for-sale securities	(1,963)	1,056	882
Taxes allocated to stockholders’ equity, related to pension liabilities	(3,015)	73	(1,956)

Total	$(50,802)	$19,063	$18,926

33	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

Income tax (benefit) expense attributable to (loss) income from continuing operations for the years ended August 31, 2009, 2008 and 2007 as follows:

	2009	2008	2007
	(amounts in thousands)
Current:
Federal	$(36,073)	$27,784	$18,717
State and local	(854)	4,234	1,900
Foreign	663	108	183

Total current	(36,264)	32,126	20,800

Deferred:
Federal	1,856	(1,101)	(735)
State and local	(11,315)	(158)	(65)

Total deferred	(9,459)	(1,259)	(800)

Total income tax expense (benefit)	$(45,723)	$30,867	$20,000

A reconciliation of the “expected” tax expense (benefit) computed by applying the federal income tax rate of 35% in fiscal years 2009, 2008 and 2007 to recorded (loss) income before income tax expense is as follows:

	2009	2008	2007
	(amounts in thousands)
“Expected” tax expense (benefit)	$(38,996)	$27,401	$18,647
State income tax (benefit)	(7,910)	2,650	1,193
Non-deductible items and other	1,183	816	160

Income tax expense (benefit)	$(45,723)	$30,867	$20,000

34	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

The tax effects of temporary differences that give rise to net deferred income tax assets are:

	2009	2008
	(amounts in thousands)
Pension liability	$7,223	$3,799
Unrealized gain on exchange stock	—	(1,963)
Deferred compensation	5,506	4,079
Bad debt reserve	2,069	1,432
Stock option compensation	1,264	546
Research and development	(337)	(935)
Investment in discontinued operations	—	4,551
Intangible assets	3,498	—
Furniture, equipment, software and improvements	(1,474)	—
State net operating losses	7,093	—
Foreign tax credit carryforwards	520	—
All other assets	592	10

Net deferred tax assets	$25,954	$11,519

During 2009, the Company generated a federal net operating loss and has elected to carryback the operating loss to recover federal income taxes paid in prior years. Accordingly, a receivable equal to the amount of recovered taxes is recognized in the year the operating loss is generated. The Company has state net operating loss carryforwards of approximately $52.3 million for tax purposes generated in the current year which expire in the year ended 2029. Based on the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences. As such, no valuation allowances have been provided. The Company also has federal foreign tax credit carryforwards of approximately $0.5 million, which will begin to expire in 2019.

For the years ended August 31, 2009 and 2008, the Company recorded a $14 thousand and $8.4 million tax benefit to additional paid in capital for excess tax deductions attributable to share-based payments that reduce taxes payable, respectively.

The company files income tax returns in the U.S. federal jurisdiction, thirteen state and local jurisdictions and one international jurisdiction. The Company is not currently under income tax examination in any jurisdiction. The adoption of FIN 48 on September 1, 2007, had no effect on the Company’s financial condition, results of operations, or cash flows.

The Company had no unrecognized tax benefits at the time of adoption of FIN 48 on September 1, 2007, or as of August 31, 2009 and 2008.

(9)	RETIREMENT PLANS

The Company has a noncontributory retirement plan, which is a defined benefit plan that covers certain employees. The plan has been closed to new employees hired subsequent to April 1, 2006. The Company’s funding policy as it relates to this plan is to fund amounts that are intended to provide for benefits attributed to service to date.

35	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

On August 31, 2008, plan assets of $2.4 million and liabilities of $2.8 million, attributable to the active employees of the former majority-owned subsidiary FGDI, were transferred to FGDI’s newly created separate plan, in accordance with the sale agreement consummated on June 1, 2007.

In July 2008, the Board of Directors authorized a resolution, effective September 1, 2008, to amend the plan, freezing all benefit accruals. No additional benefits accrue after that date for active participants under the plan. The plan freeze represents a curtailment under SFAS No. 88, “Employers’ Accounting for Settlements and Curtailments of Defined Pension Plans and for Termination Benefits” (SFAS 88), and accordingly, the Company recorded a curtailment loss of $1.2 million during the fourth quarter of fiscal 2008.

Additionally, the Company has a nonqualified noncontributory defined benefit retirement plan covering certain executive employees. The Company’s funding policy as it relates to this plan is to fund amounts that are intended to provide for benefits attributed to service to date. The nonqualified noncontributory defined benefit retirement plan also froze all benefit accruals effective September 1, 2008, and no additional benefits continue to accrue for active participants under the plan. The plan freeze represented a curtailment under SFAS 88, and accordingly, the Company recorded a curtailment loss of $0.3 million during the fourth quarter of fiscal 2008.

The Company adopted the recognition and disclosure provisions of SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R)” (SFAS 158) on August 31, 2007. SFAS 158 requires an entity to recognize the funded status of its defined benefit pension plans measured as the difference between plan assets at fair value and the projected benefit obligation on the balance sheet and to recognize changes in the funded status, that arise during the period but are not recognized as components of net periodic pension cost, within accumulated other comprehensive income, net of taxes. Additionally, SFAS 158 has a provision requiring the measurement date for plan assets and liabilities to be consistent with the statement of financial condition for companies with fiscal years ending after December 15, 2008. The Company elected to change its measurement date for plan assets and liabilities to its fiscal year-end date during fiscal 2008. The Company elected the transition method allowing it to project net periodic pension cost for fourteen months from July 1, 2007 to August 31, 2008. Under this transition approach, the Company allocated two-fourteenths of net periodic pension cost determined for the period July 1, 2007 to August 31, 2008 to retained earnings (net of tax) and to accumulated other comprehensive income (net of tax). The effect of applying this statement was a $0.3 million reduction to retained earnings and a $0.1 million increase in accumulated other comprehensive income.

36	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

The following table presents changes in, and components of, the Company’s net liability for retirement costs as of and for the years ended August 31, 2009, 2008 and 2007 based on a measurement date of August 31, 2009, 2008 and 2007, respectively:

	2009	2008	2007
	(amounts in thousands)
Changes in Benefit Obligation
Benefit obligation at beginning of year	$30,807	$31,454	$25,857
Service cost	—	2,225	1,922
Interest cost	2,094	2,107	1,603
Actuarial (gain) loss	4,032	(2,029)	2,294
Benefits paid	(2,436)	(721)	(222)
Settlement	—	(2,788)	—
Curtailment	—	559	—

Benefit obligation at end of year	34,497	30,807	31,454

Changes in Plan Assets

Fair value at beginning of year	20,341	22,553	17,026
Actual return	(2,116)	(1,429)	3,050
Employer contribution	2,619	2,296	2,698
Benefits paid	(2,436)	(720)	(221)
Settlement	—	(2,359)	—

Fair value at end of year	18,408	20,341	22,553

Funded status	(16,089)	(10,466)	(8,901)
Contributions from measurement date to fiscal year end	—	—	678

Accrued pension cost	$(16,089)	$(10,466)	$(8,223)

Amounts recognized in the consolidated statements of financial condition consist of:

	August 31,
	2009	2008
	(amounts in thousands)
Other assets	$247	$700
Accrued expenses	$(16,336)	$(11,166)

Amounts recognized in accumulated other comprehensive loss, net of tax, consist of the following:

	August 31,
	2009	2008
	(amounts in thousands)
Actuarial loss	$8,803	$4,578

37	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

The following table displays the Company’s plans that have accumulated benefit obligations and projected benefit obligations in excess of plan assets:

	August 31,
	2009	2008
	(amounts in thousands)

Accumulated benefit obligation	$34,497	$30,807
Projected benefit obligation	34,497	30,807
Plan assets	18,408	20,341

The retirement benefit obligations were based upon an annual measurement date of August 31, 2009 and 2008. The following weighted-average assumptions were used to determine benefit obligations in the accompanying statements of financial condition as of August 31, 2009 and 2008:

	2009	2008
Weighted average assumptions:
Discount rate	6.20%	7.15%
Expected return on assets	8.25%	8.25%
Rate of compensation increase – based on age-graded scale(1)	N/A	N/A

(1)	As a result of the decision to freeze all benefit accruals, no assumption is necessary for rate of compensation increase at the August 31, 2009 measurement date.

The following weighted-average assumptions were used to determine net periodic pension cost for the years ended August 31, 2009, 2008 and 2007:

	2009	2008	2007
Weighted average assumptions:
Discount rate	7.15%	6.25%	6.25%
Expected return on assets	8.25%	8.50%	8.50%
Rate of compensation increase – based on age-graded scale (1)	N/A	2.50% to 7.20%	2.50% to 7.20%

To account for the defined benefit pension plans in accordance with SFAS No. 87, “Employers’ Accounting for Pensions,” (“SFAS 87”) the Company must make three main determinations at the end of each year. These determinations are reviewed annually and updated as necessary, but nevertheless, are subjective and may vary from actual results. First, the Company must determine the actuarial assumptions for the discount rate used to reflect the time value of money in the calculation of the projected benefit obligations for the end of the current fiscal year and to determine the net periodic pension cost for the subsequent fiscal year. The objective of the Company’s discount rate assumption is to reflect the interest rate at which pension benefits could be effectively settled. In making this determination, the Company took into

38	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

account the timing and amount of benefits that would be available under the plans. The discount rate at August 31, 2009 and 2008 is based on a model portfolio of high-quality fixed-income debt instruments with durations that are consistent with the expected cash flows of the benefit obligations. The discount rate assumptions at August 31, 2007 are based on investment yields available on AA rated long-term corporate bonds with cash flows that are similar to expected benefit payments.

Second, the Company must determine the actuarial assumption for rates of increase in compensation levels used in the calculation of the accumulated and projected benefit obligation for the end of the current fiscal year and to determine the net periodic pension cost for the subsequent fiscal year. The salary growth assumptions at August 31, 2007 reflect the Company’s long-term actual experience, the near-term outlook and assumed inflation. Retirement and mortality rates are based primarily on actual plan experience and standard industry actuarial tables, respectively. As a result of the plan freeze, no additional benefits will be accrued for active participants under the plan, and accordingly no assumption will be made for the rate of increase in compensation levels in the future.

Third, the Company must determine the expected long-term rate of return on assets assumption that is used to determine the expected return on plan assets component of the net periodic pension cost for the subsequent year. The expected long-term rate of return on asset assumption was determined, with the assistance of the Company’s investment consultants, based on a variety of factors. These factors include, but are not limited to, the plan’s asset allocations, a review of historical capital market performance, historical plan performance, current market factors such as inflation and interest rates, and a forecast of expected future asset returns. The Company reviews this long-term assumption on an annual basis.

The components of net periodic pension cost recognized in the consolidated statements of operations for the years ended August 31, 2009, 2008 and 2007 were as follows:

	2009	2008	2007

Service cost	$—	$1,906	$1,922
Interest cost	2,094	1,806	1,603
Less expected return on assets	(1,635)	(1,812)	(1,541)
Net amortization and deferral	543	567	569
Curtailment loss recognized	—	1,498	—

	$1,002	$3,965	$2,553

39	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

Other changes in plan assets and benefit obligations recognized in other comprehensive income (loss) for the years ended August 31, 2009 and 2008 were as follows:

	2009	2008

Net loss	$7,783	$484
Amortization of loss	(543)	(531)
Amortization and curtailment of transition obligation	—	(375)

Total recognized in other comprehensive loss (income)	$7,240	$(422)

Total recognized in net periodic benefit cost and other comprehensive loss	$8,242	$3,543

The estimated net loss for the defined benefit pension plans that will be amortized from accumulated other comprehensive loss into net periodic pension cost during fiscal year 2010 is approximately $1.4 million.

The following table sets forth the actual asset allocation as of August 31, 2009 and 2008, and the target asset allocation for the Company’s plan assets:

	August 31,		Target asset
	2009	2008	allocation(1)

Equity securities	66%	66%	65% to 75%
Debt securities	34	34	25% to 35%

Total	100%	100%

(1)

The long-term goal for equity exposure and for fixed income exposure is presented above. The exact allocation at any point in time is at the discretion of the investment manager, but should recognize the need to satisfy both the volatility and the rate of return objectives for equity exposure and satisfy the objective of preserving capital for the fixed income exposure.

The investment philosophy of the Company’s pension plans reflect that over the long-term, management believes the risk of owning equities has been and should continue to be rewarded with a greater return than that available from fixed income investments. The primary objective is for the plan to achieve a minimum average total rate of return of four percentage points above the rate of inflation.

Investments in the Company’s pension plans include debt and equity securities. The fair value of plan assets is based upon the fair value of the underlying investments, which include cash equivalents, common stocks, U.S. government securities and federal agency obligations, municipal and corporate bonds, and equity funds. Cash equivalents consist of short-term money market funds that are stated at cost, which approximates fair value. The shares of common stock, U.S. government securities and federal agency obligations, municipal and corporate bonds are stated at estimated fair value based upon quoted market prices, if available, or dealer quotes. The equity funds are investment vehicles valued using the net asset value (“NAV”) provided by the administrator of the fund. The NAV is based on the underlying assets owned by the fund, minus its liabilities, and then divided by the number of shares outstanding.

40	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

The methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Company believes the valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

Equity securities did not include any FCStone Group, Inc. common stock at August 31, 2009 or 2008.

The Company expects to contribute approximately $3.7 million to the pension plans during fiscal year 2010, which represents the minimum funding requirement. However, the Company is currently determining what voluntary pension plan contributions, if any, will be made in fiscal year 2010.

The following benefit payments, which reflect expected future service, are expected to be paid:

Pension benefits
(In thousands)

Fiscal year:
2010	$2,571
2011	2,660
2012	3,040
2013	3,114
2014	2,773
2015 – 2018	11,337

The Company participates in the Thrift/Savings Plan for Cooperatives 401(k) plan and the FCStone Group Employee Stock Ownership Plan, both defined contribution plans. The Company contributed approximately $1.3 million, $1.0 million and $1.0 million to these plans during 2009, 2008, and 2007, respectively. In conjunction with the freeze of the defined benefit plans, the Company increased the employer contributions associated with the defined contribution plans from 50% up to 8%, to matching 50% up to 10%, effective September 1, 2008.

(10)	EMPLOYEE STOCK OWNERSHIP PLAN

The Company has an employee stock ownership plan (“ESOP”) in order to provide employee incentives and additional capital to the Company. Generally, employees of the Company or any participating affiliates who meet the criteria defined in the ESOP are eligible. The ESOP operates on a plan year which corresponds to the calendar year. The Company makes matching contributions to the ESOP in an amount equal to 50% of each participant’s eligible elective deferral contribution to the 401(k) Plan, up to 10%.

(11)	SHARE-BASED COMPENSATION

The Company has a share-based compensation plan, the FCStone Group, Inc. 2006 Equity Incentive Plan (the “Plan”). The Plan, which is stockholder-approved, permits the issuance of shares of the Company’s common stock to key employees

41	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

and non-employee directors, pursuant to awards granted under the Plan, such as stock options, restricted stock awards, restricted stock units and performance share awards, as well as other stock-based awards. The Company believes that such awards better align the interest of its employees with those of its stockholders. The compensation cost that has been charged against operations for awards granted under that plan was $2.6 million, $1.7 million, and $0.6 million for the years ended August 31, 2009, 2008, and 2007, respectively. The total income tax benefit recognized in the consolidated statements of operations for share-based compensation arrangements was $103,380, $103,500, and $49,500 for the years ended August 31, 2009, 2008, and 2007, respectively. At August 31, 2009, 438,439 shares were available for issuance under the Plan.

Effective September 1, 2006, the Company adopted the fair value recognition provisions of SFAS 123R. The Company has elected the modified prospective transition method as permitted by SFAS 123R. Under this transition method, no compensation cost was recognized, as the options granted prior to adoption of SFAS 123R were fully vested and expensed at the grant date, which was prior to September 1, 2006. Compensation cost for all share-based payments granted subsequent to September 1, 2006, were based on the grant-date fair value determined in accordance with the provisions of SFAS 123R. In adopting SFAS 123R, the estimated value of the Company’s share-based awards (stock options), less expected forfeitures, is recognized over the awards’ respective vesting period on a straight-line basis.

(a)	Stock options:

Non-qualified Stock Options —On June 13, 2006, the Company granted non-qualified stock options for 1,440,000 shares of its common stock to its officers and management and non-qualified stock options for 360,000 shares of common stock to the non-employee directors of the Company, at an exercise price of $5.50 per share as adjusted for stock splits. The options were 100% vested on the grant date and expire on June 13, 2016.

On March 15, 2007, in connection with its initial public offering (“IPO”), the Company granted non-qualified stock options for 236,250 shares of common stock to the non-employee directors of the Company, at an exercise price equal to the IPO price of $16.00 per share, as adjusted for stock splits. The options vest ratably over a five year period and expire on March 15, 2017.

Incentive Stock Options —On March 15, 2007, in connection with the IPO, the Company granted incentive stock options for 888,750 shares of common stock to certain officers and management of the Company, at an exercise price equal to the IPO price of $16.00 per share, as adjusted for stock splits. The options vest ratably over a five year period and expire on March 16, 2017.

Provisions in the Plan and the option agreements issued under such plan to employees and non-employee directors provide that, upon retirement, vesting of the awards that are unvested on the date of termination, due to retirement, is halted and the unvested portion is forfeited. Upon exercise, the Company generally issues new shares to the participant.

The Company estimates the fair value of stock options granted, on the grant date, using the Black-Scholes option-pricing model and a single option award approach. This fair value is then amortized on a straight-line basis over the requisite service periods of the awards, which is the vesting period. This model also utilizes the fair value of common stock and requires that, at the date of grant, the Company use the expected term of the stock-based award, the expected volatility of

42	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

the price of its common stock, the risk free interest rate and the expected dividend yield of its common stock to determine the estimated fair value. No awards were granted during the fiscal years 2009 or 2008. The weighted average assumptions used in the model for grants made during 2007 are outlined in the following table:

Volatility	32.0%
Risk free interest rate	4.45%
Expected life	6.5 years
Expected dividend yield on date of grant	1.0%

Due to its lack of trading history, the Company utilizes historical volatilities of peer companies when computing the expected volatility assumption to be used in the Black-Scholes calculations for new grants. The minimum value method was used in determining fair value of stock options granted prior to September 1, 2006 as allowed under SFAS 123R, which involves setting the assumption for volatility to zero. Also, because of its limited trading history, when establishing the expected life assumptions, the Company utilizes the “simplified” method permitted by SEC Staff Accounting Bulletin No. 107, “Share-Based Payment”, to determine the expected term of the future option grants. The resulting term from the simplified method is 6.5 years for stock options issued in 2007. The risk-free rate is based on the rate available on zero-coupon U.S. Treasury instruments, with a remaining term equal to the expected term of the share options, on the date of the grant.

Stock option activity during the periods indicated is as follows:

	Shares	Weighted- Average Exercise Price Per Share	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
	(amounts in thousands, except share and term amounts)
Outstanding at August 31, 2008	2,330	$10.36	8.14
Granted	—	—
Exercised	(8)	5.50
Forfeited	—	—

Outstanding at August 31, 2009	2,322	$10.38	7.14	$—

Exercisable at August 31, 2009	1,715	$8.39	7.00	$—

The weighted-average grant-date fair value of options granted during the year ended August 31, 2007, was $5.91. The Company did not grant any stock options during the year ended August 31, 2009 or 2008. A summary of the stock options exercised is as follows:

	2009	2008
	(amounts in thousands)
Total cash received	$41	$3,749
Income tax benefits	$14	$8,382
Intrinsic value on date of exercise	$33	$21,070

43	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

A summary of the status of the Company’s nonvested shares as of August 31, 2009, and changes during the year ended August 31, 2009, is presented below (shares in thousands):

	Shares	Weighted-Average Grant-Date Fair Value

Nonvested at September 1, 2008	900	$5.91
Granted	—	—
Vested	(293)	5.91
Forfeited	—	—

Nonvested at August 31, 2009	607	$5.91

As of August 31, 2009, there was $2.3 million of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan. As described in note 1, that cost was recognized on September 30, 2009 as a result of the merger with International Assets.

Restricted Stock:

Restricted Stock Awards—On January 10, 2008, the Company granted restricted stock, or nonvested, awards for 11,561 shares of common stock to the non-employee directors of the Company. The vesting date occurs one year from the grant date contingent upon the non-employee director continuing service on the Board during the restricted period.

The activity of nonvested shares for the year ended August 31, 2009 is as follows (shares in thousands):

	Shares	Grant-Date Fair Value

Nonvested at September 1, 2008	12	$47.54
Granted	—	—
Vested	(12)	47.54
Forfeited	—	—

Nonvested at August 31, 2009	—	$—

At August 31, 2009, there no unrecognized compensation cost related to non-vested restricted stock compensation arrangements granted under the Plan.

44	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

(12)	OTHER COMPREHENSIVE INCOME (LOSS)

Comprehensive income (loss) is defined as the change in equity during a period from transactions and other events and circumstances from nonowner sources. Comprehensive income (loss) includes net earnings as well as items of other comprehensive income (loss). Beginning in the Company’s 2008 fiscal year, and as a result of the Company’s adoptions of SFAS 158 as of September 1, 2007, other comprehensive income (loss) no longer includes the change in minimum pension liabilities, but included changes in unrecognized net actuarial losses and prior service costs.

The following table summarizes the items of other comprehensive income (loss) and the accumulated other comprehensive income (loss) balances (amounts in thousands):

	Minimum Pension Adjustments	Unrealized Gains on Securities	Translation Adjustments	Accumulated Other Comprehensive Income (Loss)

Balance at August 31, 2006	$(1,955)	$—	$—	$(1,955)
Current-year adjustments, pretax	—	2,385	—	2,385
Tax benefit	—	(907)	—	(907)

Other comprehensive income	—	1,478	—	1,478

Pension adjustment, net of tax	(3,143)	—	—	(3,143)

Balance at August 31, 2007	(5,098)	1,478	—	(3,620)
Adoption of SFAS 158 measurement date provisions	89	—	—	89
Tax expense	(33)	—	—	(33)

Adoption of SFAS 158 measurement date provisions, net of taxes	56	—		56

Balance at August 31, 2007, as adjusted	(5,042)	1,478	—	(3,564)
Current-year adjustments, pretax	773	2,524		3,297
Tax benefit	(309)	(1,056)		(1,365)

Other comprehensive income	464	1,468	—	1,932

Balance at August 31, 2008	(4,578)	2,946	—	(1,632)
Current-year adjustments, pretax	(7,240)	(4,909)	375	(11,774)
Tax benefit	3,015	1,963	—	4,978

Other comprehensive (loss) income	(4,225)	(2,946)	375	(6,796)

Balance at August 31, 2009	$(8,803)	$—	$375	$(8,428)

(13)	COMMITMENTS

The Company leases office facilities, equipment, automobiles, and an airplane for various terms under noncancelable operating lease agreements. The leases expire at various dates through 2015, and provide for renewal options. In the normal course of business, it is expected that these leases will be renewed or replaced by similar lease agreements. Most of the leases provide that the Company pay taxes, maintenance, insurance, and other expenses. Minimum rent payments under operating leases are recognized on a straight-line basis over the term of the lease, including rent concessions or holidays.

45	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

The rental expense under the above operating leases was approximately $3.8 million, $3.0 million and $3.0 million in 2009, 2008 and 2007, respectively.

The following table summarizes future minimum lease payments required under the various operating lease agreements:

Fiscal year ending August 31:
2010	$3,272
2011	2,182
2012	1,548
2013	1,429
2014 and beyond	2,092

Total	$10,523

Total minimum lease payments do not include contingent rentals that may be paid under certain leases because of use in excess of specified amounts. Contingent rental payments were not significant in fiscal 2009, 2008 or 2007

The Company entered into an agreement with Sungard Kiodex, Inc. to provide pricing software in April 2008. The term of the agreement is for three years and terminates in March 2011.

FCStone Financial leased covered hopper cars under an operating lease and, in turn, subleased these cars to a railroad company. The lease expired on September 30, 2008 and was not renewed. Rental expense, excluding mileage credits and maintenance costs, under this lease totaled approximately $0.1 million in 2009 and $1.1 million in each of 2008 and 2007. The sublease also expired on September 30, 2008 and was not renewed. Sublease rental income, excluding mileage credits and maintenance costs, totaled approximately $0.1 million in 2009 and $1.2 million in each of 2008 and 2007.

Green Diesel leased land and bulk storage and distribution terminals located in Texas under operating leases that both expire in 2011. Rental expense, included in discontinued operations, was $0.9 million in 2008. On October 7, 2008, the Company executed a sale agreement for all of its ownership interest in Green Diesel. The leases were retained by Green Diesel, and accordingly the minimum future lease payments have not been included above.

46	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

(14)	NOTES PAYABLE AND SUBORDINATED DEBT

Notes payable and subordinated debt outstanding at August 31, 2009 and 2008 consisted of the following:

	Renewal / Expiration Date	Total Commitment Amount at August 31, 2009 (in millions)	Amounts Outstanding at August 31, (in thousands)
			2009	2008
Margin Call Facilities:
Syndicate of lenders(1)	June 23, 2010	$75.0	$—	$—

Commodity Financing Facilities:
Fortis Capital Corp.	Demand	20.0	2,160	—
Deere Credit, Inc.(2)		—	—	5,192
CoBank, ACB(3)		—	—	22,010

Other borrowings:
Del Mar Onshore Partners, L.P.(4)		—	—	5,000

Subordinated debt:
Syndicate of lenders	July 22, 2010	55.0	55,000	15,000
Subordinated debt	January 3, 2010 and June 30, 2010	1.5	1,500	1,000

Total notes payable and subordinated debt			$58,660	$48,202

(1)	This represents a syndicated credit facility with a lending syndicate consisting of BMO Capital Markets and Bank of Amercia, N.A.
(2)	The agreement with Deere Credit related to the commodity financing loan facility expired on June 1, 2009 and was not renewed.
(3)	The agreement with CoBank related to the commodity financing loan facility expired on May 1, 2009 and was not renewed.
(4)	On October 8, 2008, the Company completed a sale of its ownership interest in Green Diesel. In conjunction with the sale, the $5.0 million outstanding loan payable to Del Mar Onshore Partners, L.P. was retained by Green Diesel, without recourse to the Company.

(a)	Margin Call Facilities

On June 24, 2009, the Company amended its agreement for an unsecured line of credit with a syndicate of lenders, administered by Bank of Montreal, that was originally entered into on July 23, 2008. The amendment reduced the total availability of the margin line from $250.0 million to $75.0 million. This line is intended to provide short-term funding of margin to exchanges as necessary. The amended line of credit expires on June 23, 2010. The availability of the line of credit is subject to annual review. The continued availability of this line of credit is subject to the Company’s financial condition and operating results continuing to be satisfactory as set forth in the agreement. Borrowings under the amended margin line are on a demand basis and bear interest at 1.50% plus the greater of (a) the prime commercial rate; (b) the

47	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

federal fund rate plus one half of 1%; and (c) LIBOR plus 1.00%. The agreement contains financial covenants related to the Company’s tangible net worth, leverage ratio, and net capital, as defined. The Company was in compliance with these covenants throughout and as of the year ended August 31, 2009. Unused portions of the margin line require a commitment fee of 0.50% on the unused commitment. There were no borrowings outstanding under these lines of credit at August 31, 2009. The Company paid fees and other debt issuance costs of $1.0 million in connection with the amendment of the credit facility, which is being amortized over a twelve month period.

(b)	Commodity Financing Facilities

On August 21, 2009, the FCStone Merchant Services amended and restated the uncommitted line of credit agreement with Fortis Capital Corp. (Fortis) in the amount of $20.0 million, available for loans and documentary and standby letters of credit (LOCs). Each loan or LOC shall be used to finance self liquidating transactions involving the purchase, storage, hedging, and sale of grains, crude oil, natural gas, petroleum products, or other physical commodities acceptable to Fortis that are traded on commodities exchanges, as well as, repurchase agreements with counterparties acceptable to Fortis. All loans are payable on demand, and in no event shall be outstanding for more than 180 days, unless agreed by Fortis. All LOCs shall have expiration dates not later than 180 days after the issuance date, unless agreed by Fortis. FCStone Merchant Services’ obligation to Fortis is secured by a perfected security interest in all personal property and fixtures of FCStone Merchant Services, including the inventory, accounts receivable, hedge contracts, and the proceeds from the specific commodity transaction financed. Loans under the facility bear interest at a variable rate determined in accordance with the terms of the agreement. At August 31, 2009, the line of credit was bearing interest at an annual rate of 5.03%. The fees for issuing documentary, trade, and financial standby LOCs under the facility are determined in accordance with the terms of the agreement. The agreement contains financial covenants related to FCStone Merchant Services’ working capital and ratio of total outstanding loans and extensions of credit from all banks and institutions to tangible net worth, as defined. FCStone Merchant Services was in compliance with the requirements throughout and as of the year ended August 31, 2009. No commitment fees are charged under this facility, however a non-refundable, fully-earned upfront fee of $10,000 was charged upon execution of the amended and restated line. No commitment fees were paid in 2008 under this facility.

(c)	Other Borrowings

Green Diesel entered into a credit agreement with Del Mar Onshore Partners, L.P. (Del Mar) on January 5, 2007 under which Green Diesel borrowed $5.0 million. Interest on the credit agreement bears interest at the greater of LIBOR plus 8.5% or 12.75%. During the second quarter of 2008 the Company ceased construction and development of Green Diesel’s biodiesel facility and pursued an immediate sale of the plant assets. The agreement contained financial covenants related to Green Diesel’s working capital, leverage ratio and interest coverage ratio, as defined. As a result of the plant’s non-operational status, Green Diesel was out of compliance with certain of the operational covenants of its line of credit agreement with Del Mar. During the year ended August 31, 2008, Del Mar forbearred any action with regard to these defaults under the credit agreement while a plan of disposition of the plant assets was being negotiated. On October 7, 2008, the Company completed a sale of its ownership interest in Green Diesel. In conjunction with the sale, the $5.0 million outstanding loan payable to Del Mar was retained by Green Diesel, without recourse to the Company.

48	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

(d)	Subordinated Debt

On July 23, 2008 FCStone entered into a senior subordinated debt agreement with a syndicate of lenders, administered by Bank of Montreal. The subordinated debt line totaled $55.0 million. The Company’s ability to draw on the subordinated debt facility expired on July 22, 2009, however funds drawn on the facility prior to July 22, 2009 will mature on July 22, 2010 if the Company remains in compliance with all financial covenants. Borrowings under the subordinated debt are on a demand basis and bear interest at the London InterBank Offered Rate (“LIBOR”) plus 3.00%. Unused portions of the subordinated credit facility require a commitment fee of 0.50% on the unused commitment. The Company had $55.0 million and $15.0 million in borrowings on the subordinated debt line at August 31, 2009 and 2008, respectively. FCStone paid fees and other debt issuance costs of $0.4 million in connection with the new senior subordinated credit facility, which were amortized over the twelve month period ended July 2009. The Company expects to repay the subordinated debt in full prior to the expiration date through the collection of income taxes receivable, income from operations, funds on hand and available funds from International Assets, see note 26.

FCStone has subordinated notes with various individuals, amounting to $1.5 million and $1.0 million at August 31, 2009 and 2008, respectively (see note 23). The notes are variable rate notes, and bear interest at a rate equal to the prime rate as published in The Wall Street Journal, which was 3.25 % and 5.00% at August 31, 2009 and 2008, respectively. One note matures on January 3, 2010, and the remaining two notes mature on June 30 2010, and are subordinated as defined by CFTC regulations.

(15)	LETTERS OF CREDIT

During 2009 and 2008, from time-to-time FCStone Trading was required to provide letters of credit to certain customers and counterparties that can be drawn upon if there is a loss on the over-the-counter contracts. FCStone Trading provided these letters of credit under an agreement with CoBank. The agreements required commitment fees paid in advance, which were recorded as prepaid expenses and recognized over the life of the respective letter of credit. FCStone Trading’s agreement with CoBank expired during fiscal 2009 and was not renewed. FCStone Trading had no outstanding letters of credit at August 31, 2009 and 2008, respectively.

From time-to-time, FCStone Merchant Services provides credit support on behalf of certain customers using arrangements such as documentary and standby letters of credit. These arrangements enable customers to execute transactions or obtain desired financial arrangements with third parties. Should the customer fail to perform under the terms of the transaction or financing arrangement, FCStone Merchant Services would be required to perform on their behalf. The length of these credit support arrangements parallels the length of the related financing arrangements or transactions. FCStone Merchant Services issued letters of credit in the amount of $6.3 million at August 31, 2008 and did not record a liability related to those guarantees. There were no outstanding issued letters of credit at August 31, 2009.

(16)	DISPOSITION OF OWNERSHIP INTERESTS IN FGDI

Effective August 31, 2009, the Company entered into and closed an equity purchase agreement to sell the remaining portion of its interest in FGDI to Agrex, Inc. (“Agrex”), a subsidiary of Mitsubishi and the other existing member of FGDI, for $9.5 million in cash. This entity represents the entire Grain Merchandising segment discussed in note 25. The resulting gain before taxes on the transaction recognized in the fourth quarter of fiscal 2009 is approximately $4.3 million. Following the transaction, the Company has no continuing ownership interest in FGDI.

49	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

On June 1, 2007, the Company entered into and closed an equity purchase agreement to sell a portion of its controlling interest in FGDI to Agrex, Inc. (“Agrex”), a subsidiary of Mitsubishi and the other existing member of FGDI, for $6.8 million in cash. This entity represented the entire Grain Merchandising segment discussed in note 25. The resulting gain before taxes on the transaction recognized in the fourth quarter of fiscal 2007 was approximately $2.6 million. The Company retained a 25% interest in the equity of FGDI and has accounted for this non-controlling interest on the equity method of accounting.

(17)	AGORA-X / NASDAQ OMX SECURITIES PURCHASE AGREEMENT

During December 2008, the Company and its subsidiary, Agora-X, entered into a securities purchase agreement with NASDAQ OMX. Under the terms of the agreement, NASDAQ OMX completed its initial $7.5 million equity investment, contributing an additional $2.5 million of cash consideration for an aggregate minority ownership interest of 20%. During March 2008, Agora-X issued 13,334 Series A Preferred Units in exchange for a capital contribution of $5.0 million from NASDAQ OMX. As a result of the transactions, the Company recorded minority interest of $7.5 million, and no gain has been recorded in the consolidated statement of operations. Prior to the agreement, Agora-X was a wholly-owned subsidiary of the Company. Subsequent to the capital contributions, the Company maintains an 80% ownership interest in Agora-X. The proceeds of the NASDAQ OMX investment are being used to continue development, as Agora-X is a development stage entity, formed to create an electronic communications network (ECN) for institutional trading in certain OTC commodities in efforts to help institutional participants achieve strategic advantage in the growing OTC commodities market. Agora-X launched the first stage of its ECN into production on December 12, 2008. Agora-X has no operating history and has generated a net operating loss since inception. Agora-X is seeking additional third-party equity financing to fund future operations and to provide working capital, however there are no assurances that such additional financing will be consummated or obtained in sufficient amounts.

(18)	ACQUISITIONS

During 2009, the Company acquired Elders Risk Management Pty Ltd (“Elders”), an Australian-based company for a net investment of $0.3 million. As part of the transaction, the Company also acquired the firm’s surplus funds on a dollar for dollar basis. Elders, which has been subsequently renamed FCStone Australia Pty Ltd, specializes in risk management services for the producers and users of agricultural commodities. The acquisition positions the Company to provide more extensive risk-management services to agribusiness organizations throughout Asia and Oceania. The purchase price was allocated to identifiable intangible assets with finite lives, and subsequently recorded as an impairment loss and included in depreciation and amortization on the consolidated statement of operations during the year ended August 31, 2009 (see note 1).

During 2008, the Company acquired three businesses, Downes O’Neill, LLC, Globecot, Inc., and The Jernigan Group, LLC, for cash payments of approximately $7.0 million. The Company’s financial statements include the operating results of each business from the dates of acquisition.

•	Downes O’Neill, LLC, a registered brokerage group and risk management consulting firm specializing in serving the dairy industry was acquired effective December 31, 2007;

50	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

•	Globecot, Inc., a supplier of information, market research, news, and consulting for the global fiber and textile industries was acquired effective February 1, 2008; and

•	The Jernigan Group, LLC, a registered brokerage group that provides execution services to the global fiber and textile industries was acquired effective February 1, 2008.

The Company allocated the purchase costs among identified intangible assets, with determinable useful lives, and goodwill. During 2009, the intangible assets and the goodwill were determined to be fully impaired. See notes 1 and 26 for further discussion.

Under the terms of each purchase agreement, the Company has obligations to pay additional consideration if specific conditions and earnings targets were met. In accordance with SFAS No. 141, Business Combinations, (SFAS 141) the additional consideration or earn outs are recognized when the contingencies are determinable and the additional consideration is distributable, and recorded as additional purchase consideration, in the form of goodwill. During the year ended August 31, 2009, the Company paid additional consideration of $1.0 million which was allocated between intangible assets and goodwill and then subsequently written down as described above. Amortization related to the intangible assets was $0.3 million in the year ended August 31, 2008.

(19)	DISCONTINUED OPERATIONS

On November 9, 2007, the Company agreed to provide additional funding for equipment upgrades to the Green Diesel biodiesel plant and for operating costs during the period of modification, in exchange for an additional 45% ownership interest, resulting in a total ownership interest of 70%. Prior to November 9, 2007, the results of Green Diesel were recorded under the equity method of accounting. Following this additional investment, the Company included Green Diesel in its consolidated financial statements.

During February 2008, the Company undertook extensive engineering design and production tests related to the manufacturing of biodiesel at Green Diesel’s developmental stage plant in Houston, Texas. Based on the testing results, current industry economic conditions and additional capital required to complete the project, the Company decided to cease construction and development of the biodiesel facility and pursue an immediate sale of the plant assets and inventory. In accordance with SFAS No. 144, Accounting for the Impairment of Long-Lived Assets, the plant assets were tested for recoverability and the Company determined that the carrying value of the underlying plant assets exceeded their expected sale proceeds, net of costs to sell, at February 29, 2008. As a result, Green Diesel recognized an impairment loss before minority interest and income taxes of $10.2 million, of which $2.2 million was allocated to the unaffiliated third party minority interest holder. The impairment loss is included in the loss on discontinued operations, net of tax. The Company recorded additional loss on discontinued operations of $0.7 million, net of tax during the three months ended August 31, 2008 as the Company pursued disposition of the plant assets and inventory. The total loss on discontinued operations, net of tax, were $6.8 million for the year ended August 31, 2008. The Company classified the remaining value of the plant

51	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

assets as other assets in the consolidated statement of financial condition at August 31, 2008. Subsequent to August 31, 2008, the Company completed the sale of its ownership interest in Green Diesel, which included recognition of an additional $0.2 million in loss on discontinued operations, net of tax. The sale provides for the assumption of the $5 million in other borrowings (see note 14) by the buyer. Green Diesel was previously reported within the Corporate and Other segment.

(20)	LOSS ON INVESTMENTS HELD AT SENTINEL MANAGEMENT GROUP, INC

FCStone had a portion of its excess segregated funds invested with Sentinel Management Group Inc. (“Sentinel”), a registered FCM and an Illinois-based money manager that provided cash management services to other FCMs. In August 2007, Sentinel halted redemptions to customers and sold certain of the assets it managed to an unaffiliated third-party at a significant discount. On August 13, 2007, FCStone had $21.9 million invested with Sentinel when it received notification of the halted redemptions. On August 20, 2007, subsequent to Sentinel’s sale of certain assets, Sentinel filed for bankruptcy protection and $15.6 million was returned to FCStone, with an additional $0.8 million withheld in escrow by the bankruptcy trustee. During fiscal 2007, FCStone recorded a charge related to the investment loss in the amount of $5.6 million, which is a component of other revenues in the consolidated statements of operations.

(21)	CONTINGENCIES

(a)	Securities Litigation

The Company and certain of its officers have been named as defendants in an action filed in the United States District Court for the Western District of Missouri on July 15, 2008. The action, which purports to be brought as a class action on behalf of purchasers of FCStone common stock between November 15, 2007 and February 24, 2009, seeks to hold defendants liable under §§ 10b and 20(a) of the Securities Exchange Act of 1934 for alleged false statements and failure to disclose adverse facts relating to an interest rate hedge and provisions for bad debts related to trading in the cotton market and an energy account. The litigation is in its early stages, and the Company believes it has meritorious defenses.

A purported shareholder derivative action was filed against the Company (solely as a nominal defendant) and certain officers and directors on August 5, 2008 in the Circuit Court of Platte County, Missouri, alleging breaches of fiduciary duties, waste of corporate assets and unjust enrichment. The action was amended in August 2009, and additionally alleges that the Company breached their fiduciary duties by failing to maximize stockholder value in connection with the contemplated merger of the Company with International Assets Holding Corporation. The litigation is in its early stages, and the Company believes it has meritorious defenses.

(b)	Sentinel Litigation

On August 29, 2008, the bankruptcy trustee of Sentinel filed adversary proceedings against FCStone and 10 other FCMs in the Bankruptcy Court for the Northern District of Illinois seeking avoidance of alleged transfers or withdrawals of funds received by the FCMs within 90 days prior to the filing of the Sentinel bankruptcy petition, as well as avoidance of post-petition distributions. The trustee seeks recovery of pre- and post-petition transfers totaling approximately $15.6 million. In April 2009, the plaintiff filed an amended complaint that retained the original claims and added a claim for unjust

52	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

enrichment. The Company has filed an answer to the complaints, discovery has commenced and a trial date has been set for July 6, 2010. FCStone LLC intends to defend the matter vigorously, and to coordinate its defense with the other FCMs.

(c)	Other

From time to time and in the ordinary course of the Company’s business, the Company is a plaintiff or a defendant in other legal proceedings related to various issues, including worker’s compensation claims, tort claims, contractual disputes and collections. The Company carries insurance that provides protection against certain types of claims, up to the policy limits of its insurance. It is the opinion of management that none of the other known legal actions will have an adverse impact on the Company’s consolidated financial position, results of operations or liquidity.

The Company is currently unable to predict the outcome of these claims and believe that their current status does not warrant accrual under the guidance of SFAS No. 5, Accounting for Contingencies, since the amount of any liability is neither probable nor reasonably estimable. As such, no amounts have been accrued in the financial statements. The Company intends to vigorously defend the claims against us and will continue to monitor the status and results of the claims and assess the need for future accruals.

(d)	Exchange Member Guarantees

The Company is a member of various exchanges that trade and clear futures and option contracts. Associated with its membership, the Company may be required to pay a proportionate share of the financial obligations of another member who may default on its obligations to the exchange. While the rules governing different exchange memberships vary, in general the Company’s guarantee obligations would arise only if the exchange had previously exhausted its resources. In addition, any such guarantee obligation would be apportioned among the other non-defaulting members of the exchange. Any potential contingent liability under these membership agreements cannot be estimated. The Company has not recorded any contingent liability in the consolidated financial statements for these agreements and believes that any potential requirement to make payments under these agreements is remote.

(22)	BUSINESS AND CREDIT CONCENTRATIONS

The Company’s customers are concentrated in the agricultural and energy sectors and related industries and the Company could be impacted by government policies and regulations affecting those industries. Economic forces, including agricultural commodity, energy, and financial markets, as well as government policies and regulations affecting the agricultural sector and related industries could adversely affect its operations and profitability. Agricultural production and trade flows are significantly affected by government policies and regulations which might include items, such as taxes, tariffs, duties, subsidies, and import and export restrictions on agricultural commodities and commodity products. These policies and regulations can influence industry profitability, the planting of certain crops versus other uses of agricultural resources, the location and size of crop production, whether unprocessed or processed commodity products are traded, and the volume and types of imports and exports. No single customer accounted for more than 10% of the Company’s revenues in 2009.

53	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

(23)	TRANSACTIONS WITH AFFILIATED COMPANIES

FCStone has entered into an agreement with Farmers Commodities Transportation Company L.L.C. (FCTC) to provide management services, including accounting, administrative, personnel, and office space. The Company receives a monthly fee plus 15% of net earnings of FCTC, which totaled approximately $0.5 million, $0.4 million and $0.5 million in 2009, 2008 and 2007, respectively. FCTC is in the process of dissolution and distribution of all remaining net assets to its members.

The Company transacted exchange traded futures and options contracts on behalf of FGDI in which it held a 25% ownership interest during 2009 and 2008. The Company received $0.4 million and $0.9 million in clearing commissions in relation to these contracts in 2009 and 2008, respectively. In 2007 and 2006, these clearing commissions were eliminated through the consolidated statement of operations. Effective August 31, 2009, the Company sold its 25% minority interest in FGDI (note 16).

The Company loaned monies to individuals who subsequently loaned the monies in the form of subordinated debt to FCStone, creating a financial interest which is required to enable FCStone to execute transactions through exchange membership seats held by these individuals on the Chicago Mercantile Exchange. At August 31, 2009 and 2008, $1.0 million was outstanding under this arrangement, respectively.

(24)	FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

The Company is a party to financial instruments in the normal course of its business through customer and proprietary trading accounts in exchange-traded and over-the-counter derivative instruments. These instruments are primarily the execution of orders for commodity futures, options on futures and forward foreign currency contracts on behalf of its customers, substantially all of which are transacted on a margin basis. Such transactions may expose the Company to significant credit risk in the event margin requirements are not sufficient to fully cover losses which customers may incur. The Company attempts to minimize the risks associated with these transactions by requiring customers to maintain margin deposits in compliance with individual exchange regulations and internal guidelines. The Company monitors required margin levels daily and, therefore, may require customers to deposit additional collateral or reduce positions when necessary. The Company also establishes credit limits for customers, which are monitored daily. The Company evaluates each customer’s creditworthiness on a case by case basis. Clearing, financing, and settlement activities may require the Company to maintain funds with or pledge securities as collateral with other financial institutions. Generally, these exposures to both customers and exchanges are subject to master netting, or customer agreements, which reduce the exposure to the Company by permitting receivables and payables with such customers to be offset in the event of a customer default. Management believes that the margin deposits held at August 31, 2009 were adequate to minimize the risk of material loss that could be created by positions held at that time. To attempt to mitigate risk, the Company has purchased credit-default swaps and credit insurance that provides some coverage against counterparty risk. The Company records the insurance premiums or premium paid for the swaps as a prepaid asset and amortize that over the term of the policy or contract. At August 31, 2009 and 2008, the Company held 1 and 3 credit-default swaps with a fair value of $0.2 million and $0.4 million, respectively. The fair value of these swaps at August 31, 2009 and 2008 was consistent with the amounts reported. Additionally, the Company monitors collateral market value on a daily basis and adjusts collateral levels in the event of excess market exposure. Generally, these exposures to both customers and counterparties are subject to master netting, or customer agreements which reduces the exposure to the Company.

54	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

The Company is also a party to a guarantee of payment and performance by a third party of an ethanol marketing agreement with a risk management customer which would require the Company to purchase the output of the customer if the third party could not perform under the marketing agreement. The guarantee does not have a set term, and the underlying agreement cannot be terminated by the third party unless the customer breaches the agreement. The maximum potential amount of future payments required under the guarantee cannot be estimated because the underlying marketing agreement does not specify the amount or the price of the ethanol to be purchased during the term of the agreement. The price of the ethanol to be purchased is at the discretion of the Company.

Derivative financial instruments involve varying degrees of off-balance sheet market risk whereby changes in the fair values of underlying financial instruments may result in changes in the fair value of the financial instruments in excess of the amounts reflected in the statement of financial condition. Exposure to market risk is influenced by a number of factors, including the relationships between the financial instruments and the Company’s positions, as well as the volatility and liquidity in the markets in which the financial instruments are traded. The principal risk components of financial instruments include, among other things, interest rate volatility, the duration of the underlying instruments and changes in foreign exchange rates. The Company attempts to manage its exposure to market risk through various techniques. Aggregate market limits have been established and market risk measures are routinely monitored against these limits.

The Company is also a party to a guarantee of payment and performance by a third party of an ethanol marketing agreement with a risk management customer which would require the Company to purchase the output of the customer if the third party could not perform under the marketing agreement. The guarantee does not have a set term, and the underlying agreement cannot be terminated by the third party unless the customer breaches the agreement. The maximum potential amount of future payments required under the guarantee cannot be estimated because the underlying marketing agreement does not specify the amount or the price of the ethanol to be purchased during the term of the agreement. The price of the ethanol to be purchased is at the discretion of the Company.

(25)	OPERATING SEGMENT INFORMATION

The Company reports its operating segments based on services provided to customers, which includes Commodity and Risk Management Services, Clearing and Execution Services, and Financial Services. The Commodity and Risk Management Services segment offers commodity services to its customers, with an emphasis on risk management using futures, options, and other derivative instruments traded on exchanges and through over-the-counter markets. The Clearing and Execution Services segment offers low-cost clearing and direct execution services to commodities firms, fund operators, commodities traders and others. The Financial Services segment offers financing and facilitation for customers to finance the purchase of commodities. The Corporate and Other segment consists of income from investments in other companies accounted for using the equity method, expenses incurred developing Agora-X, LLC and overall corporate-level expenses primarily related to employee compensation and benefits, travel, technology, professional fees, director fees, interest and general insurance. In fiscal 2008, the Company discontinued reporting a Grain Merchandising segment

55	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

because the Company sold its majority interest in FGDI, which represented the Grain Merchandising segment, during the fourth quarter of fiscal 2007. The remaining 25% equity interest in FGDI was included in the Corporate and Other segment until the sale of the remaining equity interest effective August 31, 2009.

The Company’s consolidated financial statements have been prepared with the results of operations and cash flows of Green Diesel (formerly a 70% owned biodiesel plant development stage affiliate) presented as discontinued operations. During February 2008, the Company undertook extensive engineering design and production tests related to the manufacturing of biodiesel at Green Diesel’s developmental stage plant in Houston, Texas and decided to cease construction and development of the biodiesel facility and pursue an immediate sale of the plant assets and inventory. The total loss on discontinued operations, net of tax, was $0.1 million, $6.9 million and $0.3 million for the years ended August 31, 2009, 2008 and 2007, respectively. The operating results of Green Diesel, along with the impairment loss are reported as discontinued operations. Green Diesel was previously included within the Corporate and Other segment. The segment results in the table below present the segment information from continuing operations, and exclude Green Diesel’s operating results. All historical information in the table has been restated to conform to this presentation.

Reconciling Amounts represent the elimination of interest income and expense, and commission and clearing fee revenue and clearing fee expense between segments. Such transactions are conducted at market prices to more accurately evaluate the profitability of the individual business segments. Additionally, certain assets consisting primarily of commodity deposits and accounts receivable, notes receivable, and amounts due from affiliates between segments have been eliminated.

56	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

The following table represents the significant items by operating segment for the results of operations for the years ended August 31, 2009, 2008, and 2007, respectively:

	Commodity & Risk Management Services	Clearing & Execution Services	Grain Merchandising	Financial Services	Corporate & Other	Reconciling Amounts	Total
	(in thousands)
2009
Total revenues	$116,479	$113,658	$—	$14,887	$4,587	$(712)	$248,899
Interest revenues	5,470	16,920	—	1,841	85	—	24,316
Interest expense	1,033	2,414	—	1,048	—	(26)	4,469
Income (loss) before minority interest and income tax expense	4,379	(97,216)	—	158	(19,633)	—	(112,312)
Total assets	690,269	729,456	—	8,451	72,158	(48,733)	1,451,601

2008
Total revenues	$178,430	$147,185	$—	$9,186	$3,986	$(1,261)	$337,526
Interest revenues	18,972	22,237	—	6,494	655	(64)	48,294
Interest expense	693	67	—	5,119	—	(174)	5,705
Income (loss) before minority interest and income tax expense	67,550	20,161	—	1,689	(11,258)	—	78,142
Total assets	1,438,215	875,781	—	80,814	46,085	(19,417)	2,421,478

2007
Total revenues	$131,321	$101,773	$1,079,043	$28,984	$3,938	$(3,097)	$1,341,962
Interest revenues	20,445	15,707	94	7,179	1,301	(1,769)	42,957
Interest expense	393	593	4,482	5,684	597	(1,812)	9,937
Income (loss) before minority interest and income tax expense	45,721	9,610	2,130	1,052	(4,286)	—	54,227
Total assets	756,188	582,428	—	44,684	49,343	(12,449)	1,420,194

57	(Continued)

FCSTONE GROUP, INC. AND SUBSIDIARIES

Notes to Financial Statements

August 31, 2009 and 2008

A summary of the source of the Company’s consolidated revenues by geographic area is presented below:

	Consolidated Revenues(1) (in thousands)
	2009	2008	2007
United States	$233,487	$308,935	$700,277
Brazil	5,835	16,622	9,603
China	1,408	2,244	435,799
Canada	1,352	1,656	56,060
Mexico	761	2,796	17,203
Other countries	6,056	5,273	123,020

Total	$248,899	$337,526	$1,341,962

Revenues are attributed to countries based on location of customer. The significant decreases in consolidated revenues by geographic area result from FGDI’s grain sales no longer included in the consolidated statement of operations during fiscal 2008.

(26)	SUBSEQUENT EVENTS

FCStone Group, Inc. entered into an Agreement and Plan of Merger dated July 1, 2009, with International Assets that was approved by the stockholders of FCStone on September 25, 2009 and effective on September 30, 2009. Under the merger agreement, International Assets Acquisition Corp., a wholly-owned subsidiary of International Assets will merge with and into FCStone Group, Inc., with FCStone Group, Inc. surviving as a wholly-owned subsidiary of International Assets. The purpose of the merger is to create a leading global provider of consulting and trade execution services. The merger is not expected to have a material impact on the daily operations of the Company. As a result of the merger, the common stock of the Company was delisted on the NASDAQ at the close of the market on September 30, 2009.

58